                                                                    Exhibit 10.4


                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
                                  PENSION PLAN

                             EFFECTIVE JULY 1, 2000

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             Valor Telecommunications Enterprises, LLC Pension Plan

                                Table of Contents

Article I         Introduction
1.1               Establishment of the Plan
1.2               Tax Qualification of Plan and Trust
1.3               Incorporation of Trust Agreement
1.4               Schedules to Plan

Article II        Definitions
2.1               Accredited Service
2.2               Accrued Benefit
2.3               Actuarial Equivalence
2.4               ADEA
2.5               Affiliate
2.6               Age 65 Normal Retirement Date
2.7               Annual Compensation Limit
2.8               Article
2.9               Average Annual Compensation
2.10              Beneficiary
2.11              Board
2.12              Code
2.13              Committee or Employee Benefits Committee
2.14              Company
2.15              Control Group Affiliate
2.16              Customary Work Year
2.17              Deferred Vested Pension
2.18              Disability Pension
2.19              Disabled or Disability
2.20              Distribution-Eligible Employee
2.21              Early Retirement Date
2.22              Eligibility Computation Period
2.23              Employee
2.24              Enrolled Actuary
2.25              ERISA
2.26              GATT Assumptions
2.27              Hour of Service
2.28              Hourly Employee
2.29              Joint-Survivor Pension
2.30              Monthly Compensation
2.31              Normal Retirement Age
2.32              Normal Retirement Date
2.33              Other Pension Plan
2.34              PBGC
2.35              PBGC Immediate Rate
2.36              PBGC Rate

2.37              Pension
2.38              Pension Commencement Date
2.39              Pension Fund
2.40              Pension Plan Administrator
2.41              Plan
2.42              Plan Year
2.43              Qualified Domestic Relations Order
2.44              Qualified Joint and Survivor Annuity
2.45              Required Starting Date
2.46              Residual Assets
2.47              Retire, Retired or Retirement
2.48              Retired Employee
2.49              Retirement Date
2.50              Salaried Employee
2.51              Schedule
2.52              Section
2.53              Service Pension
2.54              Social Security Integration Level
2.55              Spouse
2.56              Spouse's Pension
2.57              Supplemental Agreement Distribution
2.58              Trust Agreement
2.59              Trust Fund
2.60              Trustee
2.61              Vesting Service

Article III       Participation
3.1               General Rule
3.2               Participating Division or Unit
3.3               Participation Required for Pension

Article IV        Computation of Vesting Service and Accredited Service
4.1               Vesting Service
4.2               Break in Vesting Service
4.3               Reemployment After Break in Vesting Service
4.4               Accredited Service
4.5               Break in Accredited Service
4.6               Reemployment After Break in Accredited Service
4.7               Calculation of Benefits Following Bridging of Accredited Service

Article V         Eligibility for Pension
5.1               Normal Retirement
5.2               Early Retirement
5.3               Disability Retirement
5.4               Deferred Vested Pension
5.5               Spouses Pension

5.6               Supplemental Agreement Distribution

Article VI        Computation of Pensions and Form of Payment
6.1               Service Pension
6.2               Disability Pension
6.3               Deferred Vested Pension
6.4               Spouse's Pension
6.5               Normal Forms of Payment
6.6               Optional Forms of Payment
6.7               Limitations on Pensions
6.8               Eligible Rollover Distributions

Article VII       Payment of Pensions and Conditions Related Thereto
7.1               Annuity Forms of Payments
7.2               Prohibition Against Alienation of Benefits
7.3               Suspension of Benefits
7.4               Provision of Necessary Information
7.5               Transfer Between Affiliates
7.6               Change between Hourly Employee and Salaried Employee Status
7.7               Mandatory Lump Sum Distribution of Small Benefits
7.8               Minimum Distributions Required Under Code Section 401(a)(9)
7.9               Early Commencement Election
7.10              Employment Following Sale of Affiliate

Article VIII      Funding
8.1               Establishment of Pension Fund
8.2               Trust Agreement
8.3               Insurance Arrangement
8.4               Contributions
8.5               Exclusive Benefit
8.6               Return of Contributions

Article IX        Fiduciary Responsibilities and Plan Administration
9.1               Allocation of Fiduciary Responsibilities
9.2               Employee Benefits Committee
9.3               Committee Action by Majority Vote
9.4               Plan Administrator
9.5               Committee Reliance on Professional Advice
9.6               Plan Administration Expenses
9.7               Responsibilities of Trustees
9.8               Investment Management by Trustee
9.9               Allocation of Investment Management Responsibilities
9.10              Appointment and Removal of Investment Managers
9.11              Ascertainment of Plan Financial Needs
9.12              Delegation of Company's Duties
9.13              Benefit Claim Procedure

9.14              QDRO Procedures
9.15              Service in Multiple Fiduciary Capacities

Article X         Co-Sponsorship of Plan by Affiliates and Mergers With Affiliate Plans
10.1              Co-sponsorship of Plan by Affiliates
10.2              Merger with Plan of Affiliate

Article XI        Duration and Amendment
11.1              Reservation of Right to Suspend or Terminate Plan
11.2              Reservation of Right to Amend Plan
11.2              Transactions Subject to Code Section 414(l)

Article XII       Distribution of the Pension Plan Fund Upon Termination of the Plan
12.1              Vesting on Plan Termination
12.2              Allocation of Assets on Plan Termination
12.3              Provision for Pensions After Plan Termination
12.4              Computation of Pensions After Plan Termination
12.5              Continued Employment Not Required After Plan Termination
12.6              Data in Company Records on Plan Termination
12.7              Satisfaction of Liabilities on Plan Termination
12.8              High-25 Distribution Restrictions

Article XIII      Interchange of Benefit Obligations
13.1              Interchange Agreement Permitted

Article XIV       General Provisions
14.1              No Employment Rights Conferred
14.2              Integration Clause
14.3              Incapacity of Recipient
14.4              ERISA Fiduciary Duties
14.5              Compliance with State and Local Law
14.6              Usage
14.7              Titles and Headings
14.8              Severability Clause
14.9              USERRA

Article XV        Top-Heavy Requirements
15.1              In General
15.2              Definitions
15.3              Determination of Top-Heavy Ratio
15.4              Top-Heavy Minimum Benefits
15.5              Termination of Top-Heavy Status
15.6              Interpretation

Article XVI       Special Provisions Relating to Certain Former GTE Employees
                  Who Became Participants in the Plan During 2000
16.1              In General
16.2              Schedule Applicability and Incorporation

                                    ARTICLE I

                                  INTRODUCTION

1.1 Establishment of Plan. This Plan shall be known as the Valor Telecommunications Enterprises, LLC Pension Plan. The Plan is established effective as of July 1, 2000, for the purpose of providing retirement benefits for eligible employees and their beneficiaries.

1.2 Tax Qualification of Plan and Trust. It is the intention of the Company that the Plan shall satisfy the requirements of ERISA, that the Plan shall be qualified under section 401(a) of the Code, and that the Trust Fund(s) established under the Plan shall be tax-exempt under section 501(a) of the Code.

1.3 Incorporation of Trust Agreement. The Trust Agreement(s) established under the Plan shall be incorporated into, and made a part of, the Plan in accordance with Section 8.2.

1.4 Schedules to Plan. The provisions of the main text of this Plan, as they relate to the employees of a division, office, or location of Valor Telecommunications Enterprises, LLC, or another category or categories of employees of Valor Telecommunications Enterprises, LLC, may be varied by special provisions stated in one or more Schedules attached to the Plan.

                                   ARTICLE II

                                   DEFINITIONS

When used in capitalized form in this Plan, the following terms shall have the following meanings, unless the context clearly requires a different meaning:

2.1 Accredited Service means the period of employment taken into account as Accredited Service under Article IV.

2.2 Accrued Benefit means for any participant, on any given date, the Service Pension (whether or not vested) that would be payable to the participant as of the month next following his Normal Retirement Date in accordance with Section 6.1 based on his Accredited Service and Average Annual Compensation as of the date as of which his Accrued Benefit is determined.

2.3 Actuarial Equivalent means, for annuity conversion factors, an interest rate of 7 percent per annum and the TPF&C 1971 Forecast Mortality Table for Males (with ages set back 2 years in the case of Employees and 4 years in the case of Spouses and Beneficiaries). if the participant is disabled, the PBGC Table for disabled males (67% of Table 5), as set forth in 29 CFR Part 2619, Appendix A.

2.4 ADEA means the Age Discrimination in Employment Act of 1967, as amended and in effect from time to time.

2.5      Affiliate means:

         (a)      the Company;

         (b) any other corporation that is a member of a controlled group of corporations (as defined in section 1563(a) of the Code, without regard to section 1563(a)(4) and (e)(3)(C) of the Code) of which the Company is also a member;

         (c) any unincorporated business under common control with the Company, as determined under section 414(c) of the Code and, to the extent not inconsistent therewith, under such rules as may be adopted by the Board;

         (d) a member of any affiliated service group that includes the Company, as determined under section 414(m) of the Code; or

         (e) except to the extent otherwise provided in Treasury Regulations, a leasing organization with respect to the periods of service performed by any individual who is a leased employee (within the meaning of section 414(n) of the Code) with respect to an Affiliate (determined without regard to this paragraph (e)) or any related person (within the meaning of section 144(a)(3) of the Code).

         A corporation, unincorporated business, or other organization shall qualify as an Affiliate only with respect to the period during which it satisfies one or more of the applicable descriptions in paragraphs (a) through (e), above. Except as otherwise specifically provided in the Plan, the employment of an individual with an Affiliate for purposes of the Plan shall not include any period with respect to which the corporation, unincorporated business, or other organization constituting the Affiliate fails to satisfy one or more of the applicable descriptions in paragraphs (a) through (e), above, and an individual's employment with an Affiliate shall be considered terminated for purposes of the Plan no later than the date on which the corporation, unincorporated business, or other organization constituting the Affiliate ceases to satisfy any of the applicable descriptions in paragraphs (a) through (e), above. Paragraphs (d) and
         (e), above, shall apply solely for purposes of determining an individual's eligibility for participation and his Vesting Service, and shall not apply for any other purpose under the Plan, including, without limitation, for purposes of determining his Accredited Service.

2.6 Age 65 Normal Retirement Date means, for any participant, the last day of the month in which he attains age 65, except that in the case of a participant who was not employed by the Affiliates on or before the last day of the month during which he attained age 60 and completes at least one Hour of Service, the last day of the month in which occurs the fifth anniversary of the date as of which his participation in the Plan commenced.

2.7 Annual Compensation Limit means the annual compensation limit determined under section 401(a)(17) of the Code. For purposes of this definition, the benefit accruals of an Employee shall consist of accruals of (i) any benefit accrued or treated as accrued under section 411(d)(6) of the Code, and (ii) any ancillary benefit provided under the Plan. in addition, the accrued benefit of an Employee shall consist of all benefits accrued or treated as accrued under section 411(d)(6) of the Code.

2.8      Article means an article of this Plan.

2.9 Average Annual Compensation means twelve (12) times the average of an Employee's Monthly Compensation over the sixty (60) consecutive calendar months during which the average of his Monthly Compensation is the highest. For this purpose, calendar months during which the Employee is not employed by a Control Group Affiliate shall be ignored. If an Employee has been employed by the Control Group Affiliates for less than sixty (60) calendar months, his Average Annual Compensation shall be determined over such lesser period of employment.

2.10 Beneficiary means the Spouse of a deceased Employee who is entitled to a Spouse's Pension or any individual designated or deemed designated by an Employee or former Employee, in accordance with Section 6.5, to receive a Joint-Survivor Pension or other benefit after his death under the Plan.

2.11     Board means the Board of Managers of the Company.

2.12 Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

2.13 Committee or Employee Benefits Committee means the committee appointed by the Board of Managers of Valor Telecommunications Enterprises, LLC to administer the Plan pursuant to Article IX.

2.14 Company means Valor Telecommunications Enterprises, LLC. Except for purposes of the definitions of "Board," "Control Group Affiliate," and of exercising the power to amend the Plan, the term "Company" also means an Affiliate that co-sponsors the Plan.

2.15 Control Group Affiliate means the Company and any other corporation that is a member of a controlled group of corporations (as defined in section 1563(a) of the Code, without regard to section 1563(a)(4) and
         (e)(3)(C) of the Code) of which the Company is also a member, but only with respect to the period during which such other corporation is a member of such controlled group of corporations. Except as otherwise specifically provided in the Plan, the employment of an individual with a Control Group Affiliate for purposes of the Plan shall not include any period with respect to which the corporation constituting the Control Group Affiliate is not a member of the controlled group of corporations described in the preceding sentence, and an individual's employment with a Control Group Affiliate shall be considered terminated for purposes of the Plan no later than the date on which the corporation constituting the Control Group Affiliate ceases to be a member of the controlled group of corporations described in the preceding sentence.

2.16 Customary Work Year means the lesser of (i) 2080 hours or (ii) the standard number of hours worked in any calendar year by full-time Employees comparably situated in the Company according to written statements of Company policy in effect from time to time.

2.17 Deferred Vested Pension means the payments under the Plan to an Employee who is eligible by reason of age and Vesting Service, pursuant to Section 5.4 and Section 6.3.

2.18 Disability Pension means the payments under the Plan, by reason of Disability, to a Retired Employee for the period of Disability, pursuant to Section 5.3 and Section 6.2.

2.19 Disabled or Disability means the total disability of an Employee as determined by the Committee on the basis of proper medical evidence, whereby the Employee is completely unable to engage in any and every duty pertaining to any occupation or employment for wage or profit for which he is reasonably qualified by training, education or experience, and such total disability can be expected to result in death or to be of long-continued and indefinite duration.

2.20 Distribution-Eligible Employee means an Employee who has attained Normal Retirement Age and who has not terminated employment.

2.21 Early Retirement Date means any date prior to his Normal Retirement Date on which an Employee actually Retires or is Retired pursuant to
         Section 5.2.

2.22 Eligibility Computation Period means the period determined with respect to an employee under the following rules:

         (a) The initial computation period shall be the twelve (12) consecutive-month period commencing on the date the employee first completes an Hour of Service;

         (b) The second computation period shall be the Plan Year that includes the first anniversary of the date the employee first completes an Hour of Service; and

         (c) Succeeding computation periods shall be computed on the basis of the Plan Year.

2.23 Employee means any individual determined by the Company to be employed in an employer-employee relationship by the Company other than an individual employed in a division or unit designated by the Company to be a non-participating division or unit on the basis of uniform and non-discriminatory rules, who receives a regular and stated compensation, other than a retainer, from the Company and who completes 1,000 Hours of Service during any Eligibility Computation Period. The term "Employee" shall not include a "leased employee" within the meaning of section 414(n) of the Code, an individual who is retained by the Company pursuant to a contract or agreement that specifies that the individual is not eligible to participate in the Plan, an individual whose basic compensation for services rendered on behalf of the Company is not paid directly by the Company; or an individual who is not classified as a common-law employee by the Company, regardless of any subsequent reclassification of such individual as a "common-law" employee of the Company by the Company, any governmental agency, or any court.

2.24 Enrolled Actuary means an actuary who is enrolled in accordance with ERISA.

2.25 ERISA means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

2.26 GATT Assumptions means the "applicable modality table" (within the meaning of section 417(e)(3)(A)(ii)(l) of the Code) and the "applicable interest rate" (within the meaning of section 417(e)(3)(A)(ii)(ll) of the Code) for the fifth month preceding the month in which the applicable Pension Commencement Date occurs.

2.27 Hour of Service means an hour for which credit is granted to an employee (including a leased employee within the meaning of section 414(n) of the Code) as follows. An Employee shall be credited, in accordance with 29 C.F.R. Section 2630.200b-2, with one Hour of Service for:

                  (i) each hour for which the employee is directly or indirectly paid or entitled to payment by an Affiliate for the performance of duties (such hours to be credited to the employee for the computation period or periods in which the duties are performed);

                  (ii) each hour for which the employee is directly or indirectly paid or entitled to payment by an Affiliate for reasons other than the performance of duties; and

                  (iii) each hour for which back pay to the employee, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliate.

         Hours credited in accordance with paragraphs (ii) and (iii), above, shall be credited in accordance with 29 C.F.R. Section 2530.200b-2(b) &
         (c). An employee also shall be credited with one Hour of Service for hours of excused absence time which have been approved for Vesting Service and Accredited Service purposes in accordance with Company policy in effect from time to time (within the meaning of Sections 4.1(a) and 4.4(a), respectively).

         For a Salaried Employee and for employees whose hours are not available, an employee shall be credited with Hours of Service in accordance with 29 C.F.R. Section 2530.200b-3(e)(1)(ii) & (e)(4).

2.28 Hourly Employee means an Employee in an hourly-rated position or an Employee who is so designated by the Company.

2.29 Joint-Survivor Pension means the joint and survivor annuity form of payment described in Section 6.6(a).

2.30 Monthly Compensation means an Employee's monthly base rate of compensation for a calendar month determined in accordance with the following rules:

         (a) If there is more than one monthly base rate of compensation in effect with respect to an Employee for a calendar month, the Employee's Monthly Compensation for the calendar month shall be the highest such monthly base rate of compensation.

         (b) Only compensation for services rendered as an employee of a Control Group Affiliate shall be taken into account as Monthly Compensation. During periods when an Employee is scheduled to perform services on less than a full-time basis, the Employee's monthly base rate of compensation shall be reduced to reflect his reduced working schedule.

         (c) Monthly Compensation shall include any amount that would qualify as such but for the Employee's agreement to defer or forego receipt thereof pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code.

         (d) Monthly Compensation (i) shall include (A) foreign service premium paid as an incentive to accept a foreign assignment, (B) payments made under the Performance Rewards Program, (C) Executive Incentive Plan (EIP) awards when earned (provided that, to the extent an EIP award is awarded on other than a monthly basis, it shall be attributed to Monthly Compensation ratably over the period for which it is awarded), (D) Management Incentive Plan (MIP) awards when paid, (E) International Team Incentive Program (ITIP) awards when paid, and (F) commissions and bonuses on account of sales when received by an Employee pursuant to a written commitment of his employer and (G) other performance award programs sponsored by the Company, but (ii) shall not include any (A) Unit Incentive Plan (UIP) payment, (B) Distinguished Service Award payment, (C) overtime, (D) differentials, (E) premiums, and (F) other similar types of payment. In addition, with respect to any non-union hourly Employee, Monthly Compensation shall include team-oriented short-term incentives that are specifically included by the Committee from time to time. In addition, Monthly Compensation shall include temporary job reclassification pay adjustments that are paid to the Employee for a period of at least 90 consecutive calendar days and the amount of any single sum merit payment made to an Employee in lieu of an annual salary increase. For employees who are subject to a collective bargaining agreement between the Company and CWA Local 6171 or 7019, Monthly Compensation shall include team-oriented, incentive payments payable under a team incentive plan.

         (e) In addition to other applicable limitations that may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, the sum of the Monthly Compensation taken into account with respect to an Employee for the twelve calendar months in a determination year shall not exceed the Annual Compensation Limit in effect with respect to the Employee for the calendar year in which the determination year begins. If the sum of the Monthly Compensation with respect to an Employee for a determination year would otherwise exceed such Annual Compensation Limit, the Monthly Compensation for each calendar month in the determination year shall be reduced, beginning with the calendar month in which the Employee has the greatest Monthly Compensation, until such Annual Compensation Limit is no longer exceeded. For purposes of this paragraph, the determination years with respect to an Employee shall consist of the consecutive twelve-calendar-month periods that end with the calendar month in which the Employee's employment with the Affiliates terminates.

2.31 Normal Retirement Age means age 65, except that in the case of any Employee who was not employed by the Affiliates on or before the last day of the month during which he attained age 60, "Normal Retirement Age" means the fifth anniversary of the date as of which the Employee's participation in the Plan commenced.

2.32 Normal Retirement Date means the last day of the month during which an Employee or former Employee attains Normal Retirement Age.

2.33     Other Pension Plan means:

         (a) any pension plan or any pension system recognized under the GTE Southwest Incorporated Plan for Hourly Paid Employees' Pensions or the GTE Service Corporation Plan for Employees' Pensions for Employees who transfer employment from GTE (or an affiliate thereof) to the Company (other than this Plan),

         (b) any payment required to be made by law or regulation on account of termination or separation from employment,

         (c)      any other similar program, or

         (d) any similar plan, system, payment, or program, to the extent that it provides benefits that are attributable to service with a Control Group Affiliate and that result from a transfer of liabilities from this Plan or any other arrangement described in clause (a), (b), or (c), to which a Control Group Affiliate or (in the case of an arrangement described in clause (d)) any other employer has contributed or does contribute during the continuance of the Plan, either directly or indirectly, but in any case only to the extent that amounts paid thereunder are provided by or are attributable to employer contributions. Notwithstanding the foregoing, the term Other Pension Plan shall not include:

         (e) a pension paid or payable pursuant to any Federal or State law,

         (f) any amount paid or payable pursuant to any applicable law relating to worker's compensation or occupational diseases,

         (g) any deferred compensation or similar payments made directly by the employer on an unfunded basis, or

         (h) any other arrangement to the extent that offsetting the benefits otherwise provided under this Plan by the benefits provided under such other arrangement would result in an impermissible forfeiture within the meaning of section 411(a) of the Code.

         Nothing in this definition, including subsection (d) hereof, or in its application hereunder shall be deemed to reimpose on the Plan any liability with respect to a liability that has been transferred from the Plan in accordance with Section 11.3.

2.34     PBGC means the Pension Benefit Guaranty Corporation.

2.35 PBGC Immediate Rate means the interest rate in effect 90 days before the applicable Pension Commencement Date that would be used by the PBGC to value a participant's immediate annuity benefit upon termination of a trusteed single employer plan (or any applicable successor rate designated by the PBGC) or, if the PBGC no longer publishes such a rate and has not designated an applicable successor rate, the successor rate established for similar purposes by the Internal Revenue Service. Notwithstanding the foregoing, if a lump sum amount exceeds $25,000 when determined using the PBGC Immediate Rate as defined in the preceding sentence, the "PBGC Immediate Rate" shall mean 120% of the PBGC Immediate Rate as defined in the preceding sentence, provided that in no event shall the amount of a lump sum determined using the PBGC Immediate Rate as defined in this sentence be less than $25,000.

2.36 PBGC Rate means the interest rate or rates in effect 90 days before the applicable Pension Commencement Date that would be used by the PBG to value a participant's benefit in the form of a lump sum upon termination of a trusteed single employer plan (or any applicable successor rate(s) designated by the PBGC) or, if the PBGC no longer publishes such a rate(s) and has not designated an applicable successor rate(s), the successor rate(s) established for similar purposes by the Internal Revenue Service. Notwithstanding the foregoing, if a lump sum amount exceeds $25,000 when determined using the PBGC Rate as defined in the preceding sentence, the "PBGC Rate" shall mean 120% of the PBGC Rate as defined in the preceding sentence, provided that in no event shall the amount of a lump sum determined using the PBGC Rate as defined in this sentence be less than $25,000.

2.37 Pension means a Service Pension, a Disability Pension, a Deferred Vested Pension, or a Spouse's Pension. Notwithstanding the preceding sentence, for purposes of Section 6.5, the term Pension shall not include a Spouse's Pension.

2.38 Pension Commencement Date means the date as of which a Pension is scheduled to commence in accordance with the provisions of the Plan.

2.39 Pension Fund means the Trust Fund or Funds, or an arrangement with an insurance company for the funding of Pensions under the Plan, or both.

2.40 Pension Plan Administrator means the person designated by the Committee to process and decide claims for benefits under the Plan pursuant to
         Section 9.13(a).

2.41 Plan means the Valor Telecommunications Enterprises, LLC Pension Plan, as now or previously in effect and as amended from time to time.

2.42     Plan Year means the calendar year.

2.43 Qualified Domestic Relations Order means (a) a qualified domestic relations order within the meaning of section 206(d) of ERISA, (b) a domestic relations order entered before January 1, 1985, if payment of benefits pursuant to such order had commenced as of such date, and (c) any other domestic relations order entered before January 1, 1985, that the Committee elects, in its sole discretion, to treat as a Qualified Domestic Relations Order.

2.44 Qualified Joint and Survivor Annuity means a Joint-Survivor Pension under which a 50-percent survivor annuity is payable to the participants Spouse as Beneficiary. Notwithstanding the preceding sentence, if the participant elects in accordance with Section 6.6(a) to receive his Pension in the form of a Joint-Survivor Pension under which a 66 2/3-percent or 100-percent survivor annuity is payable to the participant's Spouse as Beneficiary, the Joint-Survivor Pension so elected by the participant shall be the Qualified Joint and Survivor Annuity with respect to the participant.

2.45 Required Starting Date means the later of April 1 of the calendar year following the calendar year in which the participant attains age 70-1/2 or the participant's Retirement. Notwithstanding the foregoing, the Required Starting Date of a 5 percent owner shall be April 1 of the calendar year following the year in which the participant attains age 70-1/2. Notwithstanding the foregoing, the Required Starting Date of a participant who attained age 70-1/2 before January 1, 1988 (i.e., age 70 before July 1, 1987), and who is not a 5-percent owner (as defined for purposes of section 401(a)(9) of the Code), shall be April 1 of the calendar year following the later of the calendar years in which he attains age 70 or Retires. Furthermore, the Required Starting Date of a participant who attained age 70-1/2 before January 1, 1988 (i.e., age 70 before July 1,1987), and who is a 5-percent owner (as defined for purposes of section 401(a)(9) of the Code), shall be April 1 of the calendar year following the later of (1) the calendar year in which he attains age 70-1/2, or (2) the earlier of (A) the calendar year with or within which ends the Plan Year in which he becomes a 5-percent owner, or (B) the calendar year in which he Retires.

2.46 Residual Assets means the assets, if any, of the Pension Fund that remain after all liabilities of the Plan have been satisfied after termination of the plan, excluding any such assets that are attributable to participant contributions in accordance with Section 4044 of ERISA and the regulations promulgated thereunder.

2.47 Retire, Retired, or Retirement means the termination of an Employee's employment with the Affiliates under such circumstances that he is entitled to receive a Pension, except that an Employee who becomes entitled to a Deferred Vested Pension shall be deemed to Retire on the last day of the month immediately preceding his Pension Commencement Date; provided that in the case of an Employee who attains Normal Retirement Age on account of clause (b) of the definition of Normal Retirement Age, "Retire," "Retired," and "Retirement" means the foregoing circumstances determined without regard to whether the Employee has terminated employment with the Affiliates.

2.48 Retired Employee means a former Employee who is eligible to receive or who is receiving a Pension under the Plan, other than a former Employee eligible for a Deferred Vested Pension prior to his Pension Commencement Date.

2.49 Retirement Date means the date on which an Employee actually Retires or is Retired pursuant to the terms of the Plan.

2.50 Salaried Employee means an Employee in a salary-rated position or an Employee who is so designated by the Company.

2.51     Schedule means a schedule appearing at the end of this Plan.

2.52     Section means a section of this Plan.

2.53 Service Pension means the payments under the Plan, by reason of an Employee's age and Accredited Service, to a Retired Employee for life, but does not include a Disability Pension or a Deferred Vested Pension.

2.54 Social Security Integration Level means, as to the calendar year in which an Employee Retires or otherwise terminates employment, the average annual wages (rounded to the next lower multiple of $100) with respect to which primary benefits would be provided under the Social Security Act for a male worker attaining age 65 in such calendar year, computed as though for each year prior to such calendar year the annual wages were equal to the maximum amount of the taxable wages under the Social Security Act; provided that (a) in the case of a participant or Beneficiary who is receiving benefits under the Plan, or (b) in the case of a participant who is separated from service and has nonforfeitable rights to benefits, such benefits are not decreased by reason of any increase in the benefit level payable under Title II of the Social Security Act or any Increase in the wage base under such Title II, if such increase takes place after September 2, 1974, or (if later) the earlier of the date of the first receipt of such benefits or the date of such separation, as the case may be.

2.55 Spouse means the person to whom an Employee or former Employee is legally married on his date of death or his Pension Commencement Date, whichever occurs first. The term "Spouse" also shall include a former spouse of an Employee or former Employee to the extent required by a Qualified Domestic Relations Order.

2.56 Spouse's Pension means the payments under the Plan for life to the Spouse of an Employee or former Employee who dies prior to his Pension Commencement Date payable pursuant to Section 5.5 and Section 6.4.

2.57 Supplemental Agreement Distribution means a Pension payable to a Distribution-Eligible Employee in accordance with Section 5.6.

2.58 Trust Agreement means the Trust Agreement by and between Valor Telecommunications Enterprises, LLC and PNC Bank, N.A. as from time to time amended and in effect, and any other or additional trust agreement under the Plan, so designated for such purpose by the Board, between the Company or any other Affiliate and any Trustee at any time acting thereunder.

2.59     Trust Fund means any fund held under a Trust Agreement.

2.60     Trustee means the trustee under a Trust Agreement.

2.61 Vesting Service means the period of employment taken into account as Vesting Service under Article IV.

                                  ARTICLE III

                                  PARTICIPATION

3.1 General Rule. Any individual described in this Article III shall become a participant in the Plan as of the first day of the Eligibility Computation Period in which he qualifies as an Employee under Article
         II. Notwithstanding anything in the Plan to the contrary, any individual described in Section 3.2(a) shall become a participant in the Plan as of the date his employment is transferred to the Company as described in Section 3.2(a) without regard to the requirement that he complete 1,000 Hours of Service as described in Section 2.23.

3.2 Participating Division or Unit. Only those Employees who are part of a participating division or unit of the Company shall become participants in the Plan. Employees of a participating division or unit include:

         (a) Employees who transfer employment from GTE (or an affiliate thereof) to the Company pursuant to the acquisition by the Company of the Oklahoma, Texas and New Mexico properties of GTE Southwest and who are, as of the date employment is transferred to the Company, participants in the GTE Southwest Incorporated Plan for Hourly Paid Employees' Pensions or the GTE Service Corporation Plan for Employees' Pensions.

         (b) Employees who are subject to a collective bargaining agreement between the Company and CWA Local 6171 or CWA Local 7019.

3.3 Participation Required for Pension. Except as otherwise provided in the Plan, no Pension shall be payable under the Plan except with respect to an individual who has become a participant in the Plan pursuant to this
         Article III.

                                   ARTICLE IV

              COMPUTATION OF VESTING SERVICE AND ACCREDITED SERVICE

4.1 Vesting Service. Vesting Service shall consist, without duplication, of the aggregate of the following:

         (a) active employment with the Company and any excused absence time specifically approved for Vesting Service purposes in accordance with Company policy in effect from time to time;

         (b)      active employment with any other Affiliate;

         (c) active employment with any other employer when specifically approved for Vesting Service purposes by the Board; and

         (d) Vesting Service accrued under the GTE Southwest Incorporated Plan for Hourly Paid Employees' Pensions or the GTE Service Corporation Plan for Employees' Pensions, as of the date employment is transferred to the Company as a result of the Company's acquisition of facilities in Oklahoma, New Mexico and Texas from GTE Southwest Incorporated and any of its subsidiaries or affiliates.

         A full year of Vesting Service shall be included in the employee's aggregate of Vesting Service with respect to any calendar year in which he has been credited with not less than 1000 Hours of Service. In the case of an employee who, in any calendar year, has been credited with less than 1000 Hours of Service, the employee shall accrue a fraction of a year of Vesting Service (not in excess of 1), where the numerator of the fraction is the number of Hours of Service credited to the employee during such year and the denominator is the Customary Work Year.

4.2      Break in Vesting Service.

         (a) Vesting Service shall be broken in any calendar year in which an employee who has not been credited with more than 500 Hours of Service ceases to be an employee of the Affiliates.

         (b) Solely for purposes of determining under subsection (a), above, whether an employee has been credited with more than 500 Hours of Service during a calendar year, up to 501 of the Hours of Service that would otherwise normally have been credited to the employee during the calendar year but for the fact that the employee was absent from work (i) by reason of the employee's pregnancy, (ii) by reason of the birth of the employee's child, (iii) by reason of the placement of a child with such employee in connection with an adoption of such child by the employee, or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement, shall be credited as Hours of Service. If the employee would have been credited with more than 500 Hours of Service during the calendar year notwithstanding the immediately preceding sentence, such Hours of Service shall be credited to the succeeding calendar year. Notwithstanding Section 4.5, this subsection (b) shall not apply for purposes of determining whether an employee's Accredited Service has been broken.

4.3 Reemployment After Break in Vesting Service. When an employee's Vesting Service is broken, and he thereafter is reemployed by an employer described in Section 4.1 and accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting Service is next broken, then the break in the employee's employment shall be bridged, and there shall be added to the Vesting Service that has accumulated since his reemployment the aggregate of all previous periods of Vesting Service that the employee had prior to the break, provided that the employee had at least one year of Vesting Service preceding the break in service. If the Employee accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting Service is next broken, that fact shall be taken into account as provided in the preceding sentence solely for purposes of bridging the break in his employment.

4.4 Accredited Service. Accredited Service shall consist, without duplication, of the aggregate of the following:

         (a) active employment with the Company and any excused absence time specifically approved for Accredited Service purposes in accordance with Company policy in effect from time to time;

         (b) active employment with a Control Group Affiliate other than the Company;

         (c) active employment with any other employer when specifically approved for Accredited Service purposes by the Board; and

         (d) Accredited Service accrued under the GTE Southwest Incorporated Plan for Hourly Paid Employees' Pensions or the GTE Service Corporation Plan for Employees' Pensions, as of the date employment is transferred to the Company.

         A full year of Accredited Service shall be added to the Employee's aggregate Accredited Service for any Plan Year in which he has been credited with not less than the Customary Work Year. In the case of an Employee who, in a calendar year, is credited with less than the Customary Work Year, the Employee shall accrue a fraction of a year of Accredited Service (not in excess of 1), where the numerator of the fraction is the number of Hours of Service credited to the Employee during such year and the denominator is the Customary Work Year. If the compensation (if any) used to determine an Employee's accrued benefit under any benefit formula in the Plan is so defined as to cause application of the preceding sentence otherwise to violate the prohibition against double proration in 29 C.F.R. Section 2530.204-2(d), then the Employee's compensation under such definition for any calendar year during which he is credited with less than the Customary Work Year shall be adjusted by multiplying his compensation under such definition for the calendar year by a fraction, the numerator of which is the Customary Work Year, and the denominator of which is the number of Hours of Service credited to the Employee during such year.

         Accredited Service shall not include any period of an individual's employment during which the individual is not classified by the Company or an Affiliate as a common-law employee of the Company or an Affiliate, regardless of any subsequent reclassification of such individual as a "common-law" employee of the Company or an Affiliate by the Company, an Affiliate, any governmental agency, or any court.

4.5 Break in Accredited Service. Accredited Service shall be broken in any calendar year in which the Employee has a break in Vesting Service pursuant to Section 4.2(a).

4.6 Reemployment After Break in Accredited Service. When an employee's Accredited Service is broken, and he thereafter is reemployed by an employer described in Section 4.1 and accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting and Accredited Service are next broken, then the break in the employee's employment shall be bridged, and he shall be credited with the aggregate of all periods of Accredited Service that he had prior to the break, provided that the employee had at least one year of Vesting Service preceding the break in service. If the Employee accumulates 1000 Hours of Service constituting Vesting Service during the period that begins on the date he is reemployed and that ends on the date his Vesting Service is next broken, that fact shall be taken into account as provided in the preceding sentence solely for purposes of bridging the break in his employment.

4.7 Calculation of Benefits Following Bridging of Accredited Service. Upon Retirement or separation from service following the bridging of a break in Accredited Service pursuant to Section 4.6 the Employee's Pension shall be based. on his Average Annual Compensation and Accredited Service before and after the break.

         Not withstanding the foregoing, the Service Pension shall be permitted to disregard service with respect to the Deferred Vested Pension distributed under Section 7.7 for the sole purpose of determining the amount of the Accrued Benefit under the Plan.

                                    ARTICLE V

                             ELIGIBILITY FOR PENSION

5.1 Normal Retirement. Any Employee who attains Normal Retirement Age shall have the right to Retire with a fully vested and nonforfeitable Service Pension commencing as of the first day of the month next following his Retirement.

5.2      Early Retirement.

         (a) An Employee whose combined age and Accredited Service (of not less than 15 years) total 76 or more years may Retire before attaining Normal Retirement Age and shall be entitled to a Service Pension. Additionally, any Employee whose Accredited Service totals thirty or more years may Retire and shall be entitled to a Service Pension. Credit for fractional parts of a year, with respect to both age and Accredited Service in excess of 15 years, shall be recognized for each full month of age in excess of the Employee's full years of age and for each full week of Accredited Service in excess of the Employee's full years of Accredited Service.

         (b) Any non-union hourly Employee with 15 or more years of Accredited Service whose employment is terminated by his employer for any reason other than age or cause before attaining Normal Retirement Age and whose employment is terminated either

                  (i) within 24 months of the date on which his age combined with his years of Accredited Service on the date of his termination of employment would equal 76, or

                  (ii) within 24 months of the date of his 55th birthday, if his combined age and years of Accredited Service equal or exceed 76 on the date of his termination of employment,

         shall be eligible to be Retired on a Service Pension computed under
         Section 6.1 as of the last day of the month in which, if paragraph (i) applies, his age combined with his previously accrued years of Accredited Service equal 76 or, if paragraph (ii) applies, he attains age 55. However, in no event shall an Employee Retiring under this subsection (b) accrue Accredited Service for benefit computation purposes for any period after the date of his termination of employment.

         (c) The normal Pension Commencement Date of the Service Pension shall be the first day of the month next following the Employee's Normal Retirement Date. However, the Employee may elect, in accordance with Section 7.9, to have his Service Pension commence as of the first day of any month following his Early Retirement Date and preceding his Normal Retirement Date. The Service Pension of any Employee whose Pension Commencement Date occurs prior to attaining age 55 shall be reduced pursuant to the schedule set forth in Section 6.1(b).

5.3 Disability Retirement. Any Employee with 15 or more years of Accredited Service shall be entitled to a Disability Pension if he becomes Disabled. The normal Pension

         Commencement Date of the Disability Pension shall be the first day of the month next following the Employee's Normal Retirement Date. However, the Employee may elect, in accordance with Section 7.9, to have his Disability Pension commence as of the first day of any month preceding his Normal Retirement Date.

5.4 Deferred Vested Pension. Any Employee with 5 or more years of Vesting Service whose employment with the Affiliates terminates other than by death, but who does not qualify for a Service Pension or Disability Pension, shall be entitled to a Deferred Vested Pension. The Pension Commencement Date of the Deferred Vested Pension shall be determined as follows:

         (a) In general, the Pension Commencement Date shall be the first day of the month next following the former Employee's Normal Retirement Date.

         (b) However, if such former Employee has 15 or more years of Accredited Service, he may elect, in accordance with and subject to
         Section 7.9, to have his Deferred Vested Pension commence prior to his Normal Retirement Date on the first day of any month following the date on which his combined Accredited Service and age equal 76 years. Credit for fractional parts of a year, with respect to both Accredited Service in excess of 15 years and age, shall be recognized for each full month of age in excess of the Employee's full years of age and for each full week of Accredited Service in excess of the Employee's full years of Accredited Service.

         (c) If a former Employee has 10 or more years of Accredited Service, he may elect, in accordance with and subject to Section 7.9, to have his Deferred Vested Pension commence prior to his Normal Retirement Date on the first day of any month following the date on which he attains age 55.

         The Deferred Vested Pension of any former Employee whose Pension Commencement Date occurs prior to his Normal Retirement Date shall be reduced in accordance with Section 6.3.

5.5      Spouse's Pension.

         A Spouse's Pension shall be payable to the Spouse of a participant who dies before his Pension Commencement Date without having in effect a valid waiver of the Spouse's Pension under Section 6.4(e) or 6.5(b), if the participant:

         (a) had not terminated his employment with the Affiliates but had earned a nonforfeitable right to a Pension;

         (b) had terminated his employment with the Affiliates after (A) attaining Normal Retirement Age, (B) meeting the age and Accredited Service requirements prescribed by Section 5.2, or (C) meeting the requirements prescribed by Section 5.3; or

         (c) had terminated his employment with the Affiliates after acquiring a nonforfeitable right to a Pension but before (A) attaining Normal Retirement Age, (B) meeting the age and Accredited Service requirements prescribed by Section 5.2, or (C) meeting the requirements prescribed by Section 5.3.

         No Spouse's Pension shall be payable to the Spouse of a participant who dies before his Pension Commencement Date either without having earned a nonforfeitable right to a Pension or while having in effect a valid waiver of the Spouse's Pension under Section 6.4(e) or 6.5(b). Except as otherwise provided in the Plan, whether a participant has earned a nonforfeitable right to a Pension shall be determined in accordance with Section 5.4.

5.6      Supplemental Agreement Distribution.

         (a) Subject to the provisions of subsections (b), (c), and (d), below, each Distribution-Eligible Employee may elect to receive a Service Pension commencing as of any March 1, based on the Distribution-Eligible Employee's Accredited Service and Average Annual Compensation as of the immediately preceding December 31; provided that a Distribution-Eligible Employee may receive no more than one Supplemental Agreement Distribution pursuant to this Section 5.6.

         (b) If a Distribution-Eligible Employee receives a Supplemental Agreement Distribution pursuant to this Section 5.6, the amount of any additional Pension payable upon the Distribution-Eligible Employee's subsequent termination of employment with the Affiliates shall be determined in accordance with the following rules:

                  (i) Subject to clause (ii), below, the amount of the additional Pension shall be determined under the generally applicable provisions of the Plan (determined without regard to this Section 5.6).

                  (ii) For purposes of clause (i), above, (A) the Distribution-Eligible Employee's Accredited Service shall be determined solely by reference to Accredited Service earned after the December 31 as of which his Accredited Service is determined for purposes of subsection (a), above, and (B) the Distribution-Eligible Employee's Average Annual Compensation shall be determined by reference to all of the Distribution-Eligible Employee's Monthly Compensation, regardless of whether it was paid for the period before or after the December 31 as of which his Average Annual Compensation was determined for purposes of subsection (a), above.

         (c) A Distribution-Eligible Employee who wishes to elect a Supplemental Agreement Distribution with a Pension Commencement Date of March 1 must elect such a distribution, in a form and manner acceptable to the Committee, during the period established by the Committee for this purpose. A Distribution-Eligible Employee who wishes to elect a Supplemental Agreement Distribution with a Pension Commencement Date after March 1 must elect such a distribution, in a form and manner acceptable to the Committee, during the period established by the Committee for this purpose from time to time in its sole discretion.

         (d) Subject to the requirements of Section 6.5, a Distribution-Eligible Employee may elect to receive his distribution pursuant to this Section 5.6 in either the normal form of payment described in Section 6.5 or in any of the optional forms of payment described in Section 6.6; provided that in determining the amount of any lump-sum distribution under Section 6.6(b)(i) for purposes of this subsection (d), the applicable interest rate assumption shall be based on the otherwise applicable rate that is effective for a Pension Commencement Date of January 1 or March 1 of the year in which the distribution is made, whichever produces the larger lump-sum distribution. If a Distribution-Eligible Employee who receives a distribution pursuant to this Section 5.6 subsequently becomes entitled to receive an additional Pension upon termination of employment with the Affiliates in accordance with subsection (b), above, the form of such additional Pension shall be governed by the generally applicable provisions of the Plan, as if the Distribution-Eligible Employee were then first Retiring.

                                   ARTICLE VI

                   COMPUTATION OF PENSIONS AND FORM OF PAYMENT

6.1      Service Pension.

         (a) Subject to subsections (b) through (d), below, the annual Service Pension payable to a Retired Employee in the form of a single life annuity commencing on the first day of the month next following his Normal Retirement Date shall equal:

                  (i) for an Hourly Employee, the product determined by multiplying the Retired Employee's years of Accredited Service 1.35 percent of his Average Annual Compensation.

                  (ii) for a Salaried Employee, the greater of the amounts determined under paragraphs (A) and (B), below.

                                    (A)      The amount determined under this
                                             paragraph (A) is the product
                                             determined by multiplying the
                                             Retired Employee's years of
                                             Accredited Service by the sum of
                                             (1) 1.15 percent of his Average
                                             Annual Compensation not in excess
                                             of the Social Security Integration
                                             Level, and (2) 1.45 percent of his
                                             Average Annual Compensation in
                                             excess of the Social Security
                                             Integration Level.

                                    (B)      The amount determined under this
                                             paragraph (B) is the product
                                             determined by multiplying the
                                             Retired Employee's years of
                                             Accredited Service by 1.35 percent
                                             of his Average Annual Compensation.

         (b) If an Employee begins receiving his Service Pension as of any date that precedes his Normal Retirement Date, the amount determined under subsection (a), above, shall be multiplied by the appropriate percentage indicated below;

PENSION COMMENCING AT AGE                            PERCENTAGE
      55 and over                                       100%

          54                                             97%

          53                                             94%

          52                                             91%

          51                                             88%

          50                                             85%

     49 and under                                        82%

         Any Employee whose Accredited Service totals thirty or more years shall be entitled to an unreduced Service Pension. In the case of a fractional part of a year, the above percentages shall be adjusted at the rate of 1/4 of 1 percent (0.25%) for each full month by which the Pension Commencement Date follows the first day of the month after the attainment of age 49 through age 54. For the purpose of this calculation, the Pension Commencement Date shall be deemed to occur not earlier than the first day of the month following the Employee's 49th birthday.

         (c) The amount determined in subsections (a) and (b), above, shall not be less than the applicable amount according to the Employee's years of Accredited Service as set forth in paragraphs (1) CWA Local 7019, (2) CWA Local 6171 and (3) non-bargained Hourly Employee below, whichever is applicable.

                  (1) In the case of an Employee who is subject to the collective bargaining agreements between the Company and CWA Local 7019, his applicable amount shall be determined in accordance with the following table:

 YEARS OF ACCREDITED SERVICE                APPLICABLE AMOUNT (ANNUAL FIGURE)
at least 15 but less than 20                             $ 4,350
at least 20 but less than 25                             $ 5,650
at least 25 but less than 30                             $ 6,950
at least 30 but less than 35                             $ 8,250
at least 35 but less than 40                             $ 9,950
         40 or more                                      $10,850

                  (2) In the case of a non-union hourly Employee or an Employee who is subject to a collective bargaining agreement between the Company and CWA Local 6171, his applicable amount shall be determined in accordance with the following table:

 YEARS OF ACCREDITED SERVICE                   APPLICABLE AMOUNT (ANNUAL FIGURE)
 at least 15 but less than 20                              $  4,700
 at least 20 but less than 25                              $  6,100
 at least 25 but less than 30                              $  7,500
 at least 30 but less than 35                              $  8,900
 at least 35 but less than 40                              $ 10,300
          40 or more                                       $ 11,700

                  (3)      In the case of an Hourly Employee not described in
                           (1) or (2) above, the applicable amount shall be determined in accordance with the following table:

YEARS OF ACCREDITED SERVICE                    APPLICABLE AMOUNT (ANNUAL FIGURE)
at least 15 but less than 20                                $ 4,700
at least 20 but less than 25                                $ 6,100
at least 25 but less than 30                                $ 7,500
at least 30 but less than 35                                $ 8,900
at least 35 but less than 40                                $10,300
         40 or more                                         $11,700

         (d) The amount determined under subsections (a), (b), and (c), above, shall be reduced by:

                  (i) the annual amount (if any) payable from any Other Pension Plan, and

                  (ii)     the amount (if any) prescribed by Section 6.4(d).

                  For purposes of paragraph (i), above, the annual amount (if any) payable from any Other Pension Plan shall be the annual amount of a benefit that is payable in the form of a single life annuity commencing on the first day of the month next following the Employee's Normal Retirement Date, and that is the actuarial equivalent of the same or similar benefit payable at normal retirement age under the Other Pension Plan.

6.2 Disability Pension. The annual Disability Pension payable to a Retired Employee shall be computed in the same manner prescribed in Section 6.1, but without applying any reduction otherwise required under
         Section 6.1(b).

6.3 Deferred Vested Pension. The annual Deferred Vested Pension payable after reaching Normal Retirement Age to a former Employee who qualifies for such a Pension shall be computed in the same manner prescribed in
         Section 6.1, except that the amount determined under Section 6.1(c) shall be:

         (a) based on the Accredited Service the former Employee would have had at his Normal Retirement Date if his employment with the Affiliates had not been terminated until his Normal Retirement Date; and

         (b) then multiplied by the ratio of the Employee's actual Vesting Service to the Vesting Service he would have had at his Normal Retirement Date if his employment with the Affiliates had not been terminated until his Normal Retirement Date.

         If such former Employee is eligible, in accordance with Section 5.4, to elect to have his Deferred Vested Pension commence prior to his Normal Retirement Date, and he so elects in accordance with Section 7.9, the amount of such Deferred Vested Pension shall be reduced for each year by which distribution of his Deferred Vested Pension precedes his Normal Retirement Date by one-fifteenth (1/15) for each of the first five years, 5% for each of the next five years, one-thirtieth (1/30) for each of the next five years, then actuarially reduced thereafter as follows:

PENSION COMMENCING AT AGE                  PERCENTAGE OF DEFERRED VESTED PENSION
           65                                                100%
           64                                              93.33%
           63                                              86.67%
           62                                              80.00%
           61                                              73.33%
           60                                              66.67%
           59                                              61.67%
           58                                              56.67%
           57                                              51.67%
           56                                              46.67%
           55                                              41.67%
           54                                              38.33%
           53                                              35.00%
           52                                              31.67%
           51                                              28.33%
           50                                              25.00%

6.4      Spouse's Pension.

         (a) The annual Spouse's Pension payable to a Spouse who qualifies for a Spouse's Pension under Section 5.5 shall be the annual amount payable to the Spouse as Beneficiary under the survivor annuity portion of the Qualified Joint and Survivor Annuity with respect to the participant, computed as if the participant had:

                  (i) terminated employment with the Affiliates on the date of his death (or, if earlier, on the date of his actual termination of employment with the Affiliates),

                  (ii) elected the first day of the month next following his Normal Retirement Date (or, if later, the first day of the month next following the date of his death) as his Pension Commencement Date, and

                  (iii)    died on his Pension Commencement Date.

         Except as provided in subsections (b) and (c) below, the normal Pension Commencement Date of a Spouse's Pension shall be the first day of the month next following the later of the deceased participant's Normal Retirement Date or the date of his death.

         (b) In the case of a participant who dies before his Normal Retirement Date while in the service of a Control Group Affiliate, the Spouse may elect, in accordance with Section 7.9, that the Pension Commencement Date of the Spouse's Pension shall be the first day of any month before the participant's Normal Retirement Date and after the month of the participant's death. The annual amount of a Spouse's Pension that commences before the participant's Normal Retirement Date in accordance with this subsection (b) shall not be reduced on account of such early commencement.

         (c) In the case of a participant who dies before his Normal Retirement Date other than in circumstances described in subsection
         (b), above, the Spouse may elect, in accordance with Section 7.9, that the Pension Commencement Date of the Spouse's Pension shall be the first day of any month before the participant's Normal Retirement Date and after the month of the participant's death, provided that such first day is on or after the earliest date the participant could have elected as his Pension Commencement Date had he survived and terminated employment with the Affiliates on the date of his death (or, if earlier, on the date of his actual termination of employment with the Affiliates). The annual amount of a Spouse's Pension that commences before the participant's Normal Retirement Date in accordance with this subsection (c) shall equal the annual amount payable to the Spouse as Beneficiary under the survivor annuity portion of the Qualified Joint and Survivor Annuity that would have been payable with respect to the participant computed as if the participant had:

                  (i) terminated employment with the Affiliates on the date of his death (or, if earlier, on the date of his actual termination of employment with the Affiliates),

                  (ii) elected as his Pension Commencement Date the date elected by the Spouse in accordance with this subsection (c), and

                  (iii)    died on his Pension Commencement Date.

         (d) In the case of a Pension of an hourly participant subject to a collective bargaining agreement, the amount of the Pension of a participant described in Section 5,5(c) shall be reduced in accordance with the charges set forth below for each full month that Spouse's Pension coverage was in effect during the period beginning on the date the participant terminated employment with the Affiliates and ending on the date that the earliest of the following occurred: (i) his reemployment by an Affiliate, (ii) the death of his Spouse, (iii) the entry of a final divorce decree dissolving the participant's marriage unless coverage is required pursuant to a Qualified Domestic Relations Order, (iv) the participant's Pension Commencement Date, (v) the participant's death, or (vi) the waiver of coverage in accordance with subsection (e), below.

  For Each Year of Coverage in Effect         The Reduction in the Participant's
After the Participant's Termination of      Pension Accrued to His Termination Date
            Employment...                                  Shall Be
          Prior to Age 40                                   0.1%

      From Age 40 Through Age 49                            0.2%

      From Age 50 Through Age 54                            0.3%

      From Age 55 To Retirement                             0.5%

         (e) At any time during the period beginning 90 days before the date as of which a participant terminates employment with the Affiliates and ending on the earliest to occur of the date he is reemployed by an Affiliate, his Pension Commencement Date, or his date of death, a participant described in Section 5.5(c) whose Pension is subject to reduction under subsection (d), above, may elect to waive, or revoke a prior election to waive, Spouse's Pension coverage. Such election or revocation shall be subject to the following terms and conditions:

                  (i) Any election or revocation shall be made by giving written notice in such form and manner as may be required by the Committee.

                  (ii) An election or revocation shall be ineffective unless the participant's Spouse consents in writing to such election or revocation. The Spouse's consent must acknowledge the effect of such election and must be witnessed by a notary public or authorized plan representative. The Spouse's consent must acknowledge the effect of the Beneficiary or Beneficiaries (including any class of Beneficiaries and any contingent Beneficiaries) that the participant has designated, if any. Any consent by a Spouse shall be irrevocable unless the participant agrees to a revocation.

                  (iii) Subsection (e)(ii), above, shall not apply if the Committee determines that the consent required therein cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of any other circumstances that are specified by regulation, revenue ruling, notice, or other guidance of general applicability issued by the Department of the Treasury.

                  (iv)     Any consent by a Spouse pursuant to subsection
                  (e)(U), above, shall be effective only with respect to that Spouse. Similarly, any establishment that the consent of a Spouse cannot be obtained for any of the reasons described in subsection (e)(iii), above, shall be effective only with respect to that Spouse.

         Spouse's Pension coverage shall be automatic and without charge while a participant is employed by an Affiliate, and a participant's waiver of Spouse's Pension coverage shall be ineffective during any period of employment by an Affiliate, except to the extent that such coverage is waived in accordance with Section 6.5(b) during the 90-day period ending on the participant's Pension Commencement Date.

         (f) The Committee shall provide to each participant eligible to waive Spouse's Pension coverage pursuant to subsection (e) hereof, within a reasonable period before or after the date as of which he becomes eligible to waive Spouse's Pension coverage, a written explanation of:

                  (i)      the terms and conditions of the Spouse's Pension;

                  (ii) the participant's right to elect, and the effect of electing, to waive Spouse's Pension coverage;

                  (iii) the rights of a married participant's Spouse with respect to that election; and

                  (iv) the right of the participant to revoke, and the effect of revoking, an election to waive Spouse's Pension coverage.

         The Committee shall also provide each participant eligible to waive Spouse's Pension coverage pursuant to Section 6.5(b) with the written explanation described in this subsection (f). The Committee shall provide such written explanation at the same time as it provides the written explanation described in Section 6.5(e) hereof.

6.5      Normal Forms of Payment.

         (a) Unless he elects another form of payment in accordance with the provisions of this Section 6.5,

                  (i) a participant who is married on his Pension Commencement Date shall receive his Pension in the form of a Qualified Joint and Survivor Annuity, and

                  (ii) a participant who is not married on his Pension Commencement Date shall receive his Pension in the form of a single life annuity.

         (b) A participant may elect to waive the default form of Pension otherwise payable to him under subsection (a), above, and to receive his Pension in another form of benefit pursuant to the following terms and conditions:

                  (i) The Qualified Joint and Survivor Annuity payable by default under subsection (a)(i), above, shall be a Joint-Survivor Pension, under which a 50-percent survivor annuity is payable to the participant's Spouse as Beneficiary. A participant who is married on his Pension Commencement Date may elect to waive the default Qualified Joint and Survivor Annuity in favor of an alternative form of Qualified Joint and Survivor Annuity, which shall be a Joint-Survivor Pension under which either a 66-2/3-percent or a 100-percent survivor annuity is payable to the participant's Spouse as Beneficiary. In addition, a participant who is married on his Pension Commencement Date may elect to waive the default Qualified Joint and Survivor Annuity in favor of a single life annuity or any optional form of benefit described in Section 6.6.

                  (ii) A participant who is not married on his Pension Commencement Date may elect to waive the single life annuity payable by default under subsection (a)(ii), above, in favor of any optional form of benefit described in Section 6.6.

                  (iii) A participant who makes an election under this subsection (b) shall designate the alternative form of benefit in which he wishes to receive his Pension. Any election of a Joint-Survivor Pension must be accompanied by proof of the Beneficiary's age satisfactory to the Committee.

                  (iv) During the 90-day period that ends on his Pension Commencement Date, a married participant who elects to receive his Pension in any form other than a Qualified Joint and Survivor Annuity also may waive the Spouse's Pension benefit which would be provided pursuant to Section 5.5 if the participant's death were to occur after termination of employment and prior to his Pension Commencement Date. In no event may the participant waive the Spouse's Pension benefit that would be provided pursuant to Section 5.5 if the participant's death were to occur on or prior to the date of termination of employment, and, in the event of a participant's death on or prior to termination of employment, the only benefit payable with respect to such participant shall be the Spouse's Pension under the Qualified Joint and Survivor Annuity in effect with respect to the participant. A waiver of the Spouse's Pension coverage pursuant to this paragraph (iv) shall be subject to the terms and conditions in
                  Section 6.4(e)(i) through (iv) and shall be effective for the period beginning on the later of (l) the day after the participant's final day of employment with the Company and the Affiliates or (ll) the date on which the Committee receives the participant's waiver, and ending on the earlier of (x) the participant's Pension Commencement Date, or (y) the date on which the waiver is revoked.

                  (v) A married participant who elects to receive his Pension in any form of Qualified Joint and Survivor Annuity shall not be entitled to waive the Spouse's Pension coverage for which he otherwise is eligible at any time during the 90-day period that ends on his Pension Commencement Date.

                  (vi) Any waiver of Spouse's Pension coverage previously in effect with respect to a participant shall be revoked automatically at the beginning of the 90-day period that ends on his Pension Commencement Date, unless the participant elects to receive his Pension in a form other than a Qualified Joint and Survivor Annuity.

         (c) An election under subsection (b), above, may be revoked either automatically in the circumstances described in subsection (f), below, or by filing a written revocation with the Committee in a form and in a manner acceptable to the Committee. After any such revocation, a new election under subsection (b), above, may be made at any time before the participant's Pension Commencement Date (or during such other period permitted or required by law). However, except as provided in
         Section 7.3(b) or as the Committee may otherwise provide on the basis of uniform and nondiscriminatory rules, any election under subsection
         (b), above, shall be irrevocable after the participant's Pension Commencement Date.

         (d) An election or revocation of an election under subsections (b) and (c), above, shall be subject to the following terms and conditions:

                  (i) Any election or revocation shall be made within the 90-day period ending on the participant's Pension Commencement Date (or during such other period permitted or required by law) by giving written notice in such form and manner as may be required by the Committee.

                  (ii) If a participant who is married on his Pension Commencement Date elects to receive his Pension in any form other than a Qualified Joint and Survivor Annuity, the election shall be ineffective unless the participant's Spouse consents in writing to the election, the consent acknowledges the effect of the election, and the consent is witnessed by a notary public or authorized plan representative. The Spouse's consent must acknowledge the effect of the form of benefit that the participant has elected, as well as the effect of any Beneficiary or Beneficiaries (including any class of Beneficiaries and any contingent Beneficiaries) that the participant has designated. Any consent by a Spouse shall be irrevocable unless the participant agrees to a revocation.

                  (iii) Subsection (d)(ii), above, shall not apply if the Committee determines that the consent required therein cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of any other circumstances that are specified by regulation, revenue ruling, notice, or other guidance of general applicability issued by the Department of the Treasury.

                  (iv)     Any consent by a Spouse pursuant to subsection
                  (d)(ii), above, shall be effective only with respect to that Spouse. Similarly, any establishment that the consent of a Spouse cannot be obtained for any of the reasons described in subsection (d)(iii), above, shall be effective only with respect to that Spouse.

                  (v)      Any consent by a Spouse pursuant to subsection
                  (d)(ii), above, shall be effective only as long as the participant makes no change in the designated Beneficiary or class of Beneficiaries.

         (e) The Committee shall provide to each participant, not less than 30 days nor more than 90 days before his Pension Commencement Date (or during such other period permitted or required by law), a written explanation of:

                  (i) The material features and relative financial values of the forms of benefit, to which the participant is entitled, or that he could elect to receive, under the Plan;

                  (ii) In the case of a married participant, his right to elect to waive, the effect of his electing to waive, and the requirements (including any spousal consent requirements) applicable to his electing to waive, the Qualified Joint and Survivor Annuity payable by default under subsection (a)(i), above, in favor of any other form of payment to which he is otherwise entitled under the Plan;

                  (iii) In the case of a participant other than a married participant, his right to elect to receive, and the effect of his electing to receive, any other form of benefit to which he is entitled under the Plan in lieu of the single life annuity specified in subsection (a)(ii), above;

                  (iv) In the case of a participant who is entitled to elect commencement of a form of payment before his Normal Retirement Date, his right not to elect such early commencement; and

                  (v) The terms and conditions (if any) under which an election by a participant, or a consent by the Spouse of a married participant, may be revoked, and the effect of such revocation.

         Notwithstanding the foregoing, no notice pursuant to this subsection
         (e) shall be required in the case of a participant who is required to receive his Pension in the form of a lump sum payment pursuant to
         Section 7.7.

         (f)      (i)      If the designated Beneficiary with respect to a
                  Joint-Survivor Pension dies before the participant's Pension Commencement Date, the election (including, if applicable, any election pursuant to subsection (b), above, to waive Spouse's Pension coverage) shall be void, and the participant shall be deemed not to have previously elected a Joint-Survivor Pension. If the designated Beneficiary with respect to a Joint-Survivor Pension dies before the participant, but after the Pension Commencement Date, the amount of the Pension thereafter payable to the participant shall not be affected in any way as a result thereof.

                  (ii) If a participant dies before his Pension Commencement Date without having made a valid election of an optional form of payment described in Section 6.6, no individual shall have a right to any payment under the Plan with respect to the participant, unless the participant is survived by a Spouse who is entitled to a Spouse's Pension.

                  (iii) If a participant dies before his Pension Commencement Date after terminating employment with the Affiliates and after having made (and not revoked) a valid election of a lump sum distribution described in Section 6.6(b) (and, in the case of a married participant, after having made (and not revoked) a valid waiver of the Spouse's Pension), the lump sum distribution shall be paid to the participant's designated Beneficiary (or, if the participant has not designated a Beneficiary, or if none of his designated Beneficiaries survives him, the lump sum distribution shall be paid to the executor of the participant's will or the administrator of his estate).

                  (iv) If a participant dies before his Pension Commencement Date after terminating employment with the Affiliates and after having made (and not revoked) a valid election of a Five-Year Certain and Life Annuity Option described in Section 6.6(c) (and, in the case of a married participant, after having made (and not revoked) a valid waiver of the Spouse's Pension), the participant's designated Beneficiary shall be eligible to receive the five-year certain payments pursuant to such option as if the Employee had died on the day following his Pension Commencement Date (or, if the participant has not designated a Beneficiary, or if none of his designated Beneficiaries survives him, the five-year certain payments pursuant to such option shall be paid to the executor of his will or the administrator of his estate).

                  (v) If a participant dies on or after his Pension Commencement Date, any distribution that was scheduled to be paid to him on or before his date of death but that was not paid to him on or before his date of death due to administrative or other delay, shall be paid instead to the executor of his will or the administrator of his estate.

6.6      Optional Forms of Payment.

         (a)      Joint-Survivor Pension.

                  (i) Under the Joint-Survivor Pension, a reduced amount shall be payable to the Retired Employee for his lifetime. The Beneficiary, if surviving at the Retired Employee's death, shall be entitled to receive thereafter a lifetime survivor benefit in an amount equal to 100 percent, 66-2/3 percent, 50 percent, or 33-1/3 percent as elected by the Employee, of the reduced amount that had been payable to the Retired Employee.

                  (ii) The reduced amount payable to the Retired Employee shall be determined as prescribed by Section 6.1, 6.2, or 6.3, as the case may be, except that the amount obtained shall be the Actuarial Equivalent. The appropriate actuarial factor shall be determined for any Employee and his Beneficiary as of the Employee's Pension Commencement Date.

                  (iii) If an Employee designates any individual other than his Spouse as his Beneficiary, the annual amount of the Employee's annuity under the Joint-Survivor Pension shall be not less than 50 percent of his annual Pension calculated as a single life annuity, and the Beneficiary's survivor annuity under the Joint-Survivor Pension shall be reduced, in accordance with the Actuarial Equivalent, to the extent necessary to reflect any adjustment required by this paragraph
                  (iii) in the amount of the Employee's annuity under the Joint-Survivor Pension.

         (b)      Lump Sum Distribution Option.

                  (i)      Any Employee who will qualify for a Pension under
                  Section 5.1, 5.2, or 5.4 may elect to receive his Pension in the form of a lump sum distribution. The amount of any such lump sum distribution shall be the actuarial present value (as of the Employee's Pension Commencement Date) of his Service Pension computed under Section 6.1 (or in the case of a Deferred Vested Pension, as computed under Section 6.3) as a single life annuity commencing on his Pension Commencement Date. For purposes of this paragraph (i), actuarial present value shall be determined under whichever of the following assumptions produces the largest lump sum distribution:

                      (1) For purposes of this subparagraph (1), the assumptions shall be the TPF&C 1971 Forecast Mortality Table for Males (with ages set back two years) and the six-month moving average yield of United States Treasury obligations with ten-year maturities, as reported in the Federal Reserve Statistical Release or an equivalent publication of said Federal Reserve, with the six-month averaging period commencing 12 months prior to the Employee's Pension Commencement Date.

                      (2) For purposes of this subparagraph (2), the assumptions shall be the GATT Assumptions.

                      (3) For purposes of this subparagraph (3), the assumptions shall be the TPF&C 1971 Forecast Mortality Table for Males (with ages set back two years) and the PBGC Immediate Rate. This subparagraph shall only apply to (A) an Employee who would have been eligible for a Service Pension if he had Retired before January 1, 2000 under the GTE Plan, or (B) a Contel Participant (under Article XVI) who had satisfied the requirements for an early retirement benefit under section 4.3 of the Contel System Pension Plan as of January 1, 1993.

                  Notwithstanding the foregoing, the amount of any lump sum distribution determined under this subsection (b)(i) shall not be less than the actuarial present value (as of the Employee's Pension Commencement Date) of his Accrued Benefit based on the GATT Assumptions.

                  (ii) Any Employee who will qualify for a Disability Pension under Section 5.3 may elect to receive his Disability Pension in the form of a lump sum distribution. The amount of any such lump sum distribution shall be the greatest of the amounts determined under subparagraph (1) or (2), below, whichever is the greatest.

                      (1) The amount determined under this subparagraph (1) shall be the actuarial present value (as of the Employee's Pension Commencement Date) of the Disability Pension payable to the Employee in the form of a single life annuity commencing on his Pension Commencement Date. For this purpose, actuarial present value shall be determined using the interest rate assumption set forth in Section 6.6(b)(i) and 67 percent of the PBGC Mortality Table for Disabled Male Participants Receiving Social Security Disability Benefit Payments as set forth in Table 2-M of Appendix A to 29 C.F.R.Part 4044.

                      (2) The amount determined under this subparagraph (2) shall be the actuarial present value (as of the Employee's Pension Commencement Date) of the Disability Pension payable to the Employee in the form of single life annuity commencing on the first day of the month next following his Normal Retirement Date. For this purpose, actuarial present value shall be determined using the GATT Assumptions.

                  (iii) Notwithstanding anything to the contrary in Section 7.1, the payment of a Service Pension or Disability Pension in the form of a lump sum distribution shall be made in a single taxable year of the recipient and shall be made on or as soon as practicable after an Employee's Pension Commencement Date.

         (c)      Five-Year Certain and Life Annuity Option.

         A participant in the Plan shall be eligible to elect to receive his benefits in the form of an annuity that is the Actuarial Equivalent to the Plan's single life annuity and that provides equal monthly payments for the life of the participant, with the condition that if the participant dies before he has received 60 monthly payments, the participant's designated Beneficiary shall receive monthly payments in the same amount as the participant until a total of 60 monthly payments have been made to the participant and his Beneficiary combined.

6.7      Limitations on Pensions.

         (a) In addition to any other limits set forth in the Plan, and notwithstanding any other provision of the Plan, in no event shall the annual amount of any retirement benefit payable with respect to a participant under the Plan exceed the maximum annual amount permitted by section 415 of the Code for a retirement benefit payable in the form and commencing at the age provided for with respect to the participant. The determination in the preceding sentence shall be made after taking into account the retirement benefits payable with respect to the participant under all other defined benefit plans required to be aggregated with this Plan under section 415(f)(1)(A) of the Code.

         (b) If the limits imposed by subsection (a), above, with respect to a participant would otherwise be exceeded, the retirement benefits and annual additions with respect to the participant under the plans described in subsection (a), above, shall be reduced until those limits are satisfied. Reductions shall be made in reverse chronological order, that is, on a plan-by-plan basis, beginning with the plan under which the participant most recently accrued a benefit, and ending with the plan under which the participant least recently accrued a benefit.

         (c) The limits imposed by subsection (a), above, shall be applied on the basis of:

                  (i) in accordance with section 415(b)(2)(E) of the Code, as amended by section 767 of the Uruguay Round Agreements Act (as subsequently amended by section 1449 of the Small Business Job Protection Act of 1996),

                  (ii) the definition of compensation in Treas. Reg. Section 1.415-2(d)(11)(i),

                  (iii) any cost-of-living increase that the Plan is permitted to take into account under section 415(d) of the Code,

                  (iv) any applicable transition rule prescribed in section 1106(i) of the Tax Reform Act of 1986, and

                  (v) any other applicable transition rule that preserves a participant's accrued benefit under the Plan as of the effective date of the enactment or amendment of section 415 of the Code.

         (d)      Notwithstanding the foregoing, the application of this Section
         6.7 shall not cause a participant's accrued benefit (including any optional benefit) determined under the provisions of the Plan to be less than the greater of:

                  (i) the participant's accrued benefit based on all service credited under the Plan taking into account the limitations of section 415 of the Code in effect as of the date of the determination; or

                  (ii)     the sum of

                           (A) the participant's accrued benefit under the terms
                               of the GTE Plan in effect as of December 31, 1999, taking into account the limitations of section 415 of the Code in effect as of December 7, 1994, and

                           (B) the participant's accrued benefit based solely on
                               service after December 31, 1999, taking into account the limitations of section 415 of the Code in effect as of the date of the determination.

         (e) This section 6,7 is intended to satisfy the requirements imposed by section 415 of the Code and shall be construed in a manner that will effectuate this intent. This Section 6.7 shall not be construed in a manner that would impose limitations that are more stringent than those required by section 415 of the Code.

6.8      Eligible Rollover Distributions.

         (a) Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 6.8, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions.

                  (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for eligible rollover distributions or the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (iv) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE VII

               PAYMENT OF PENSIONS AND CONDITIONS RELATED THERETO

7.1 Annuity Forms of Payments. All Pensions, except those Pensions paid in a lump sum distribution pursuant to Section 6.6(b) or 7.7, shall be payable in monthly installments as follows:

         (a) The first installment shall be paid to the Retired Employee (or Spouse, in the case of a Spouse's Pension) as of the Pension Commencement Date determined in accordance with Articles V, VI, and VII;

         (b) Where installments are to be paid to a Beneficiary under a Joint-Survivor Pension, the first installment to the Beneficiary shall be paid as of the beginning of the first month following the death of the participant; and

         (c) The final installment shall be paid as of the beginning of the month during which the death of the Retired Employee or Beneficiary, as the case may be, occurs, except that Disability Pension installments shall cease prior to the death of the Retired Employee if and when he ceases to satisfy the disability conditions of Section 5.3.

         (d) A check in payment of a monthly installment may be mailed, in the discretion of the Committee, before the date as of which the payment is made.

7.2 Prohibition Against Alienation of Benefits. The benefits under the Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process, provided that:

         (a) an arrangement whereby benefit payments are paid to a participants savings or checking account in a financial institution is not prohibited;

         (b) once a participant begins receiving benefits under the Plan, such participant may assign or alienate the right to future payments if such transaction is limited to assignments or alienations that

                  (i)      are voluntary and revocable,

                  (ii) with respect to a particular benefit payment, do not in the aggregate exceed 10 percent of such payment, and

                  (iii) neither are for the purpose, nor have the effect, of defraying administrative costs of the Plan.

         (c) payments made in accordance with a Qualified Domestic Relations Order are not prohibited.

         For the purposes of subsection (b), above, an attachment, garnishment, levy, execution or other legal or equitable process is not considered a voluntary assignment or alienation.

7.3      Suspension of Benefits.

         (a) Except as otherwise provided in Section 5.6, no Pension shall be paid or payable with respect to a participant (including a Retired Employee) for any month in which (1) with respect to an Hourly Employee, he is credited with 40 or more Hours of Service as a regular or temporary employee of an Affiliate, or (2) with respect to a Salaried Employee, he is paid for at least 8 days of work as a regular or temporary employee of an Affiliate.

         Thus, except as otherwise provided in Section 5.6, a Retired Employee's Pension or the Pension of a participant other than a Retired Employee shall be suspended for any month beginning after his Normal Retirement Date during which (A) with respect to an Hourly Employee, he is credited with 40 or more Hours of Service as a regular or temporary employee of an Affiliate, or (B) with respect to a Salaried Employee, he is paid for at least 8 days of work as a regular or temporary employee of an Affiliate;

         The preceding provision of this subsection (a) shall apply even though the Retired Employee's or participant's service as a regular or temporary employee of an Affiliate does not constitute "section 203(a)(3)(B) service" described in 29 C.F.R. Section 2530.203-3(c), and even though the procedures regarding notice, review, and administration otherwise prescribed under 29 C.F.R. Section 2530.203-3 are not observed.

         (b) Except as otherwise provided in Section 5.6, if a participant (including a Retired Employee) is reemployed or remains in employment as a regular or temporary employee of an Affiliate as described in subsection (a), above, his Pension Commencement Date shall occur no earlier than the first day of the first month in which he ceases to be so employed, and his Pension shall be calculated, in accordance with Sections 4.4, 4.5, 4.6, and 4.7, to take such employment into account. If a Retired Employee subject to subsection (a)(i) or (ii), above, becomes entitled to have his Pension resume, the amount and form of the Pension shall be governed by the generally applicable provisions of the Plan, as if he were then first Retiring.

         (c)      (i)      If the Pension of a participant is suspended pursuant
                  to subsection (a), above, during any period after his Age 65 Normal Retirement Date, the amount of his Pension determined under subsection (b), above, shall not be less than the actuarial equivalent of the single life annuity that would have been payable to him (or that he could have elected to receive) commencing on the day after his Age 65 Normal Retirement Date (or if later, the day his benefits were suspended), had his Pension not been suspended. For this purpose, actuarial equivalence shall be determined using an interest rate of 7 percent per annum and the TPF&C 1971 Forecast Mortality Table for Males (with ages set back 2 years).

                  (ii) If the Pension of a participant (including a Retired Employee) is suspended pursuant to subsection (a), above, during any period after his Normal Retirement Date (but before his Age 65 Normal Retirement Date, if later), and his employment during such period constitutes "section 203(a)(3)(B) service" described in 29 C.F.R. Section 2530.203-3(c), the Company shall notify the participant of such suspension or delay by personal delivery or first class mail during the first calendar month in which the Pension is to be suspended, shall afford him a review of such suspension under the procedure specified in Section 9.13, and shall otherwise administer such suspension and any subsequent resumption or commencement of Pension payments in a manner consistent with 29 C.F.R. Section 2530.203-3.

         (d) Except as otherwise provided in Section 5.5, if a Retired Employee subject to subsection (a)(i) or (ii), above, previously received a total distribution of his Pension in accordance with Section 6.6(b) or 7.7, the amount of the single life annuity used to determine his Pension upon Retirement under subsection (b), above, shall be reduced by the amount of the single life annuity upon which such total distribution was based.

7.4 Provision of Necessary Information. The Committee may request an Employee, former Employee, Retired Employee, or Beneficiary to furnish it with such information as it considers reasonably necessary or appropriate for the proper administration of the Plan or the payment of a Pension. In the event that an Employee, former Employee, Retired Employee, or Beneficiary fails to furnish any such information that is necessary to the calculation or payment of a Pension and that is not reasonably available from alternative sources, the Committee shall withhold payment of the Pension until the information is provided.

7.5 Transfer Between Affiliates. Any Employee whose employment is transferred from one Affiliate to another Affiliate shall not by reason of such transfer be eligible for Early Retirement or a Deferred Vested Pension under this Plan. However, upon the conclusion of the Employee's employment with the Affiliates, he shall be entitled to the Pension, if any, for which he is eligible on the basis of his Average Annual Compensation, Vesting Service, and Accredited Service at that time, calculated in accordance with the provisions of this Plan.

7.6 Change between Hourly Employee and Salaried Employee Status. If an Hourly Employee becomes a Salaried Employee (or vice versa), his Pension under the Plan will be determined based on his status on his Retirement Date, or, in the case of an Employee entitled to a Deferred Vested Pension, on the date on which he terminates employment with the Company. Notwithstanding the foregoing, in no event shall an Employee's Pension be less than his Accrued Benefit on the day preceding the day on which he changes between Hourly Employee and Salaried Employee status.

7.7 Mandatory Lump Sum Distribution of Small Benefits. If a former Employee is entitled to a Deferred Vested Pension and the actuarial present value of such Deferred Vested Pension does not exceed $5,000, the former Employee shall receive such Deferred Vested Pension in the form of a lump sum payment equal to the actuarial present value of the Deferred Vested Pension otherwise payable to him under the Plan. If a Spouse is entitled to a Spouse's Pension and the actuarial present value of such Spouse's Pension does not exceed $5,000, the Spouse shall receive such Spouse's Pension in the form of a lump sum payment equal to the actuarial present value of the Spouse's Pension otherwise payable to the Spouse under the Plan. For purposes of the foregoing, the actuarial present value of a Deferred Vested Pension or Spouse's Pension shall be determined as of the payment date based on the GATT Assumptions. Notwithstanding the foregoing, this
         Section 7.7 shall not apply in the case of a former Employee or a Spouse who is otherwise eligible to elect immediate commencement of the Deferred Vested Pension or Spouse's Pension.

7.8 Minimum Distributions Required Under Code Section 401(a)(9). The following subsections limit the timing of Pension distributions under the Plan:

         (a) Any Pension that is payable to a participant hereunder shall be distributed or commence not later than the participant's Required Starting Date. The Pension shall be distributed, in accordance with section 401(a)(9) of the Code (including the incidental benefit rules applicable thereunder),

                  (i) in a lump sum (to the extent otherwise permitted under the Plan, including, without limitation, under Section 6.6(b) or 7.7),

                  (ii)     over the life of the participant,

                  (iii) over the lives of the participant and the participant's Beneficiary,

                  (iv) over a period not extending beyond the participant's life expectancy, or

                  (v) over a period not extending beyond the joint and last survivor expectancy of the participant and the participant's Beneficiary.

         If the participant's entire interest is to be distributed over a period of more than one year, then the amount to be distributed each year shall be no less than the amount prescribed under section 401(a)(9) of the Code.

         (b) If the distribution of the participant's Pension has commenced in conformity with subsection (a), above, and the participant dies before his entire Pension has been distributed to him, the remaining portion of his Pension shall be distributed to his Beneficiary at least as rapidly as under the method of distribution that was in effect as of the date of the participant's death.

         (c) Subject to subsection (d), below, if the participant dies before distribution of his Pension has commenced, any Pension that is payable under the terms of the Plan shall be distributed within five years after the participant's death.

         (d)      Subsection (c), above, shall not apply to:

                  (i) any portion of the participant's Pension payable to (or for the benefit of) a Beneficiary that is distributed (in accordance with section 401(a)(9) of the Code) over the Beneficiary's life (or a period not extending beyond his life expectancy) commencing within one year after the date of the participant's death (or such later date as may be prescribed under section 401(a)(9) of the Code), or

                  (ii) any portion of the participant's Pension payable to his Spouse that is distributed over the Spouse's life (or a period not extending beyond the Spouse's life expectancy) commencing no later than the date on which the participant would have attained age 70-1/2; provided that if the Spouse dies before payments to such Spouse begin, subsections (c) and (d) shall apply as if the Spouse were the participant; and further provided that any amount paid to the child of the participant shall be treated as if it had been paid to the Spouse of the participant if such amount is payable to the Spouse upon such child's reaching majority (or such other event as may be prescribed by the regulations under section 401(a)(9) of the Code).

         (e) For purposes of this Section 7.8, the life expectancy of the participant and his Spouse shall be recomputed on an annual basis but the life expectancy of any non-spouse Beneficiary shall be computed only on the date as of which the distribution commences.

         (f) This Section 7.8 shall apply notwithstanding any other provision of the Plan. The sole purpose of this Section 7.8 is to limit the manner in which the benefit payments may be made under the Plan in accordance with section 401(a)(9) of the Code. This Section 7.8 does not confer any rights or benefits upon any participant, Spouse, Beneficiary, or any other person.

         (g) Any participant who does not elect a form of distribution before his distribution is required to commence under this Section 7.8 shall receive the distribution in the form provided for under Section 6.5(a).

7.9 Early Commencement Election. Notwithstanding any other provision in the Plan, and subject to the provisions of Section 6.5 and Section 7.7, the participant (or his Spouse, in the case of a Spouse's Pension) may elect a Pension Commencement Date that precedes the normal Pension Commencement Date if he is otherwise eligible to do so under the terms of the Plan. The election shall be in writing, in a form acceptable to the Committee, and executed and filed with the Committee during the 90-day period ending on the Pension Commencement Date (or during such other period permitted or required by law).

7.10     Employment Following Sale of Affiliate.

         In the event of the sale or other disposition of all or a portion of the business operations of one or more Affiliates (however accomplished, including, without limitation, by sale of assets, sale of stock, merger, consolidation, or reorganization) as a result of which the business operations so sold or disposed of no longer are operated by one or more Affiliates, the Pension Commencement Date of any Employee who holds substantially the same position in such operations immediately before and immediately after such sale or disposition, regardless of whether such position is with the same or a different legal entity, shall not occur before the earlier of (i) the Employee's termination of employment with the purchaser's affiliated group or (ii) the first day of the month next following the Employee's Age 65 Normal Retirement Date. For purposes of the preceding sentence, the purchaser's affiliated group shall consist of the legal entity that, immediately following the sale or disposition, operates the business operations sold or disposed of, and all other legal entities that would be Affiliates (within the meaning of paragraphs (b) through (e) of the definition of "Affiliate" in Article II) of such legal entity if such legal entity were the Company. For purposes of this Section 7.10, the term "legal entity" shall include, without limitation, a corporation, unincorporated business, or other organization.

                                  ARTICLE VIII

                                     FUNDING

8.1 Establishment of Pension Fund. The Company, with the approval of the Board, shall establish a Pension Fund for the purpose of funding the Pensions under the Plan. The Pension Fund shall consist of one or more Trust Funds and/or one or more arrangements with insurance companies for the funding of Pensions.

8.2 Trust Agreement. Each Trust Fund shall be established and maintained pursuant to a Trust Agreement that contains such provisions as the Company shall determine. The terms of each Trust Agreement are hereby incorporated into and made a part of the Plan.

8.3 Insurance Arrangement. Each arrangement with an insurance company shall be established and maintained pursuant to a written contract or policy between the Company and an insurance company qualified to do business in a State, which shall contain such provisions as the Company shall determine.

8.4 Contributions. The Company intends to make contributions to the Pension Fund sufficient to comply with the minimum funding standards imposed by the Code. The Company's contributions shall be determined annually, or more frequently, by the Board. Each contribution made to the Plan shall be made on the condition that it is currently deductible under section 404 of the Code for the taxable year with respect to which the contribution is made and without regard to any subsequent amendment improving benefits under the Plan.

8.5      Exclusive Benefit. Except as provided in this Section 8.5 and in
         Section 8.6, all Company contributions to the Pension Fund and all property of the Pension Fund, including income from investments and other sources, shall be used for the exclusive benefit of Employees, Retired Employees, former Employees, and Beneficiaries and shall be used to provide benefits under the Plan and to pay the reasonable expenses of administering the Plan and the Pension Fund, except to the extent that such expenses are paid by the Company. Any forfeitures arising under the Plan shall be applied to reduce the Company's contributions to the Pension Fund and shall not be used to increase the Pension or other benefit that any Employee, Retired Employee, former Employee, or Beneficiary would otherwise be entitled to receive under the Plan. Except as provided in Section 8.6, it shall be impossible at any time prior to the satisfaction of all liabilities under the Plan for any portion of the Pension Fund to be used for, or diverted to, purposes other than the exclusive benefit of Employees, Retired Employees, former Employees, and Beneficiaries; provided, however, that after all liabilities under the Plan have been satisfied, any assets remaining in the Pension Fund that are attributable to erroneous actuarial computations shall be distributed to the Company, except as otherwise required by section 4044(d)(3)(A) of ERISA.

8.6 Return of Contributions. Notwithstanding any other provisions of the Plan, the Company shall be entitled upon request to the return of any contribution made to the Pension Fund (adjusted, in the case of any contribution described in subsection (a) or (c), below, to reflect any investment losses allocable thereto, but not to reflect any investment gains allocable thereto):

(a) within one year after the payment of the contribution, in the case of a contribution made by mistake of fact;

(b) within one year after the date of denial of the Plan's initial qualification, if the contribution is conditioned on initial qualification of the Plan under section 401(a) of the Code; or

(c) within one year after the disallowance of the deduction, to the extent the deduction is disallowed if the contribution is conditioned on the deductibility of the contribution under section 404 of the Code.

                                   ARTICLE IX

               FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION

9.1 Allocation of Fiduciary Responsibilities. Fiduciary responsibilities in connection with the Plan shall be allocated in accordance with the provisions of this Article IX and shall be carried out in accordance with the Plan and applicable law. It is intended that, to the extent permitted by applicable law, each fiduciary shall be obligated to discharge only the responsibilities assigned to him and that he shall not be charged with the responsibilities assigned to any other fiduciary.

9.2 Employee Benefits Committee. The Employee Benefits Committee shall consist of not less than three nor more than 11 persons to be appointed by and serve at the pleasure of the Board of Managers of Valor Telecommunications Enterprises, LLC.

9.3 Committee Action by Majority Vote. The Employee Benefits Committee may act, with or without a meeting, by a vote of a majority of its members then in office.

9.4 Plan Administrator. The Employee Benefits Committee shall be the Plan administrator and shall be responsible for the administration of the Plan. In addition to any implied powers and duties that may be necessary or appropriate to the conduct of its affairs, the Committee shall have the following powers and duties, including the discretionary power

         (a) to make and enforce such rules and regulations as it shall determine to be necessary or proper for the administration of the Plan;

         (b) to interpret the Plan and to decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, and omissions;

         (c) to determine the right of any person to benefits under the Plan and the amount of such benefits;

         (d) to issue instructions to a Trustee or insurance company to make disbursements from the Pension Fund, and to make any other arrangement necessary or appropriate to provide for the orderly payment and delivery of disbursements from the Pension Fund:

         (e) to delegate to other persons such of its responsibilities as it may determine;

         (f)      to retain an Enrolled Actuary;

         (g) to employ suitable agents, actuaries, auditors, legal counsel, and other advisers as it may determine;

         (h) to allocate among its members such of its responsibilities as it may determine; and

         (i) to prepare, file, and distribute such forms, statements, descriptions, returns, and reports relating to the Plan as may be required by law.

9.5 Committee Reliance on Professional Advice. The Committee is authorized to obtain, and act on the basis of, tables, valuations, certificates, opinions, and reports furnished by an Enrolled Actuary, accountant, legal counsel, or other advisers.

9.6 Plan Administration Expenses. All reasonable expenses of administering the Plan (including, without limitation, the expenses of the Employee Benefits Committee) shall be paid out of the assets of the Pension Fund, in accordance with and to the extent provided in the provisions of the Trust Agreement, except to the extent paid by the Company without request by the Company for reimbursement from the Pension Fund.

9.7 Responsibilities of Trustees. Each Trustee shall be responsible for the custody of the assets assigned to it, making disbursements at the order of the Employee Benefits Committee, and accounting for all receipts and disbursements with respect to the Plan.

9.8 Investment Management by Trustee. Each Trustee shall be responsible for managing the investment of the portion of the Pension Fund in its custody, or any part thereof, when directed to do so by Valor Telecommunications Enterprises, LLC in accordance with the terms of the Trust Agreement.

9.9 Allocation of Investment Management Responsibilities. Valor Telecommunications Enterprises, LLC shall have the sole fiduciary responsibility for determining whether the investment of the Plan assets held by a Trustee shall be managed by the Trustee, or by one or more investment managers, or whether both the Trustee and one or more investment managers are to participate in investment management and, if so, how investment responsibility is to be divided.

9.10 Appointment and Removal of Investment Managers. Valor Telecommunications Enterprises, LLC shall have the sole fiduciary responsibility for the appointment or removal of any investment management and shall enter into an investment management agreement with each investment manager appointed by it on such terms and conditions consistent with the provisions of this Plan as it shall deem advisable. Each investment manager shall be responsible for managing the investment of such portion of the Pension Fund as shall be placed under its management pursuant to the investment management agreement.

9.11 Ascertainment of Plan Financial Needs. Valor Telecommunications Enterprises, LLC shall have the sole fiduciary responsibility for periodic ascertaining the financial needs of the Plan, including the Plan's liquidity needs, and shall convey the pertinent information to the Trustee and/or investment managers responsible for managing the investments of the Pension Fund.

9.12 Delegation of Company's Duties. Valor Telecommunications Enterprises, LLC shall designate, in accordance with its normal practice, such of its officers or other employees as it shall consider appropriate to carry out its duties under the foregoing Sections 9.8, 9.9, 9.10 and 9.11.

9.13     Benefit Claim Procedure.

         (a) If an individual is denied any benefits (in whole or in part) to which he believes he is entitled under the Plan, he may file a claim for benefits as set forth herein. Any claim for benefits under the Plan shall be delivered in writing by the claimant to the Pension Plan Administrator, who shall be designated by the Committee. The claim shall identify the benefits requested and shall include a statement of the reasons why the benefits should be granted. The Pension Plan Administrator shall grant or deny the claim. If the claim is denied in whole or in part, the Pension Plan Administrator shall give written notice to the claimant, setting forth: (i) the reasons for the denial,
         (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the perfection of the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's claim review procedure. The notice described in the preceding sentence shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim; except that such period of time may be extended, if special circumstances should require, for an additional 90 days commencing at the end of the initial 90-day period. Written notice of such an extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered. In exercising its responsibilities pursuant to this Section 9.13, the Pension Plan Administrator shall have the discretionary power to interpret the Plan and to decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, and omissions.

         (b) A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days thereafter, request a review of such denial by filing a written notice of appeal with the Committee. In connection with an appeal, the claimant (or his duly authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Committee. The Committee shall decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (i) the specific reasons for the decision and (ii) the specific reference to pertinent Plan provisions on which the decision is based. The notice described in the preceding sentence shall be issued within a period of time not exceeding 60 days after receipt of the request for review; except that such period of time may be extended, if special circumstances (including, but not limited to, the need to hold a hearing) should require, for an additional 60 days commencing at the end of the initial 60-day period. Written notice of such an extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Committee shall be final and conclusive. In the event that the Pension Plan Administrator is a member of the Committee, he shall not participate in the decision of the Committee or in any of the proceedings with respect thereto.

9.14 QDRO Procedures. The Committee shall establish written procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. Such procedures shall be consistent with any regulations prescribed under section 206(d) of ERISA. In the case of any domestic relations order received by the Plan, the Committee shall promptly notify the participant and any other alternate payee (as defined in section 206(d)(3)(K) of ERISA) of the receipt of such order and the procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of such order, the Committee shall determine whether such order is qualified and shall notify the participant and each alternate payee of such determination. During any period in which the qualified status of a domestic relations order is being determined (by the Committee, by a court, or otherwise), the Committee shall direct the Trustee to account separately for the amounts that would have been payable to each alternate payee if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months of the receipt of the order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months of the receipt of the order, it is determined that the order is not qualified, or the issue as to whether the order is qualified is not resolved, then the Committee shall direct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is qualified that is made after the close of the 18-month period shall be applied prospectively only.

9.15 Service in Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan in accordance with section 402(c)(1) of ERISA.

                                   ARTICLE X

      COSPONSORSHIP OF PLAN BY AFFILIATES AND MERGERS WITH AFFILIATE PLANS

10.1 Cosponsorship of Plan by Affiliates. Any Affiliate, with the specific approval of the Board and the Affiliate's board of directors (or other governing body, if applicable), may join in this Plan as a cosponsor. Thereupon, such Affiliate shall be included in the definition of Company hereunder and shall have the obligation to make contributions to this Plan sufficient to fund the benefits of its Employees and their Beneficiaries. In any such case, this Plan shall remain a single plan with any and all of its assets derived from Company contributions (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits to each participant and Beneficiary hereunder and any other liabilities of the Plan.

10.2     Merger with Plan of Affiliate.

         (a) Any other pension or retirement plan, sponsored by an Affiliate, may be merged into this Plan, with this Plan as the surviving instrument, with the specific approval of the Board and, if applicable, the board of directors (or other governing body, if applicable) of the Affiliate. Thereupon, if the employer sponsoring the merged plan is an Affiliate, the Affiliate shall become a cosponsor of the Plan, included in the definition of Company hereunder. In any such case, the Plan shall remain a single plan with any and all of its assets derived from Company contributions (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each participant and Beneficiary hereunder and any other liabilities of the Plan.

         (b) The assets of the merged plan shall be transferred to the Trustee and be assets of the Plan, and the liabilities of the merged plan shall be liabilities of the Plan.

         (c) Each participant in the merged plan shall become a participant in the Plan on the merger date, with accrued or vested benefits under the Plan equal to his accrued or vested benefits under the merged plan, and thereafter shall continue to participate in the Plan in accordance with its terms. Furthermore, each participant in the merged plan who is an Employee on the merger date shall be entitled to Accredited Service for his service under the merged plan and the greater of (i) his accrued or vested benefits under the Plan on account of such Accredited Service or (ii) his accrued or vested benefits under the merged plan.

         (d)      It is the intention, and it shall be the effect, of this
         Section 10.2 that any merger of a plan into this Plan be carried out in accordance with Section 11.3.

                                   ARTICLE XI

                             DURATION AND AMENDMENT

11.1 Reservation of Right to Suspend or Terminate Plan. While it is the intention of the Company that the Plan shall remain in effect indefinitely, the Board reserves the right to suspend or terminate the Plan in whole or in part, at any time and from time to time, and for any reason whatsoever that in the Board's sole discretion appears to it to make such action advisable.

11.2 Reservation of Right to Amend Plan. The Plan may be amended in accordance with the procedures set forth in this Section 11.2. The Board by duly adopted written resolution or by unanimous written consent may modify or amend the Plan in whole or in part, prospectively or retroactively, at any time and from time to time. The Board by duly adopted written resolution or by unanimous written consent may delegate the power to so modify or amend the Plan to one or more officers of the Company, subject to such conditions as the Board may in its sole discretion impose. Notwithstanding the preceding sentence, and without the necessity of a delegation of authority from the Board, the General Counsel of the Company may adopt any amendment or modification to the Plan that is, in the opinion of such General Counsel, necessary or appropriate to comply with applicable laws and regulations, including without limitation ERISA and the Code. The officers of the Company may take all actions necessary or appropriate to implement or effectuate any amendment or modification to the Plan described herein. Any modification or amendment of the Plan by one or more officers of the Company (including without limitation the General Counsel) shall be adopted by a written instrument executed by such officer or officers. Notwithstanding the foregoing, no amendment shall reduce any benefit, that is accrued or treated as accrued under section 411(d)(6) of the Code, of any participant, or the percentage (if any) of such benefit that is vested, on the later of the date on which the amendment is adopted or the date on which the amendment becomes effective.

11.3 Transactions Subject to Code Section 414(l). The Plan may be merged into or consolidated with another plan, and its assets or liabilities may be transferred to another plan. However, to the extent that section 401(a)(12) or 414(l) of the Code is applicable and in accordance therewith, no such merger, consolidation, or transfer shall be consummated unless each Employee, Retired Employee, former Employee, and Beneficiary under the Plan would, if the resulting plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated; provided that the foregoing provisions of this Section 11.3 shall not apply if such alternative requirements as may be imposed by the regulations under section 414(l) of the Code are satisfied. For purposes of the preceding sentence, the benefit of an Employee, Retired Employee, former Employee, or Beneficiary upon the deemed termination of a plan shall be determined without regard to any requirement under Title IV of ERISA or otherwise that (a) the employer or any other person make additional contributions to the plan in connection with its termination, or (b) any assets of the plan attributable to employee contributions remaining after satisfaction of all liabilities described in section 4044(a) of ERISA be distributed to participants pursuant to section 4044(d)(3) of ERISA. Any liability transferred from the Plan to another plan pursuant to this Section 11.3 shall result in the extinguishment of such liability hereunder immediately upon such transfer, and no benefit previously payable under the Plan on account of such liability shall be payable under the Plan following such transfer.

                                  ARTICLE XII

          DISTRIBUTION OF THE PENSION FUND UPON TERMINATION OF THE PLAN

12.1 Vesting on Plan Termination. In case of a termination or partial termination of the Plan, the rights of all affected Employees, Retired Employees, and Beneficiaries to benefits accrued under the Plan to the date of such termination or partial termination, to the extent then funded, shall be nonforfeitable.

12.2 Allocation of Assets on Plan Termination. Upon termination of the Plan, the Committee shall allocate the Pension Fund in accordance with the following priority schedule, after providing for reasonable Plan administration expenses:

         (a) First, there shall be paid any portion of a participant's accrued benefits derived from any non-mandatory contributions by him to the Plan;

         (b) Second, there shall be paid any portion of a participant's accrued benefits derived from any mandatory contributions by him to the Plan;

         (c) Third, there shall be allocated to (i) the Pension of each Retired Employee (or Beneficiary) that was being paid on the date three years prior to the date of termination, and (ii) the Pension of each Employee (or former Employee or Beneficiary) that would have been in pay status three years prior to the date of termination if the Employee or former Employee had Retired prior to such earlier date and if his Pension had commenced (in the normal form of annuity under the Plan) as of the beginning of such three-year period, an amount that is sufficient to provide such Pension, payable from the date of termination based on the provisions of the Plan as in effect during the five-year period ending on such date and under which the Pension was or would have been the least;

         (d) Fourth, there shall be allocated to each Pension an amount that together with any amount allocated under subsection (c), above, is sufficient to provide the portion of the Pension that is guaranteed by the Pension Benefit Guaranty Corporation, as provided under Title IV of ERISA (without regard to sections 4022(b)(5) and 4022(b)(6) thereof;

         (e) Fifth, there shall be allocated to each Pension an amount that together with any amounts allocated under subsections (c) and (d), above, is sufficient to provide each such Pension, to the extent it is nonforfeitable;

         (f) Sixth, there shall be allocated to each Pension the amount that together with any amounts allocated under subsections (c) through
         (e), above, is sufficient to provide the accrued Pension on the date of the termination; and

         (g) Seventh, after all liabilities of the Plan have been satisfied, any Residual Assets shall be distributed to the Company, except as otherwise required by section 4044(d)(3)(A) of ERISA.

12.3     Provision for Pensions After Plan Termination. Provision pursuant to
         Section 12.2 may be made, in the discretion, of Valor Telecommunications Enterprises, LLC, by the purchase of annuities or by continuing in existence any Trust Agreements or arrangements with insurance companies entered into pursuant to the Plan and making provision therefrom for Pensions, or both, or by immediate distribution from the Pension Fund, or by any combination of these means, as Valor Telecommunications Enterprises, LLC, in its sole discretion, shall determine.

12.4 Computation of Pensions After Plan Termination. The Pensions specified in Section 12.2 shall be computed in accordance with the provisions of
         Article VI or Article XVI of the Plan, as applicable, except that, to the extent permitted by law, the periods of Vesting Service and Accredited Service used in the computation for Employees shall be regarded as ended as of the Plan termination date and only Average Annual Compensation as of that date shall be taken into account.

12.5 Continued Employment Not Required After Plan Termination. The payment of such Pensions shall not be contingent on an Employee's continuing in the service of the Company or any other employer after the termination of the Plan, except to the extent such service is otherwise required under the Plan to become eligible for a particular Pension or form of payment.

12.6 Data in Company Records on Plan Termination. In all cases such Pensions shall be determined, to the extent permitted by law, on the basis of the Employee's age, Vesting Service, Accredited Service, and Average Annual Compensation as shown by the Company's records as of the Plan termination date.

12.7 Satisfaction of Liabilities on Plan Termination. In the case of all Pensions for which provision is made for the purchase of annuities from an insurance company, the delivery of an annuity contract or certificate of the insurance company from which the annuity is purchased to each Employee, Retired Employee, former Employee, or Beneficiary to whom such Pensions are payable shall, to the extent permitted by applicable law, serve to relieve the Pension Fund from any further obligations for the payment of such Pensions. In the case of all Pensions for which provision is not made through the purchase of annuities from an insurance company, the judgment of Valor Telecommunications Enterprises, LLC as to the adequacy of the alternative provision shall be final to the extent permitted by applicable law. If such alternative provision made as of the Plan termination date should thereafter at any time appear, in the judgment of Valor Telecommunications Enterprises, LLC, inadequate or more than sufficient to continue the payment of the amounts previously estimated to be payable, the remaining payments of such Pensions shall be adjusted pro rata in the order of precedence set forth in Section 12.2.

12.8     High-25 Distribution Restrictions.

         (a) Upon the termination of the Plan, the benefit of each highly compensated employee and each highly compensated former employee (both as defined in section

         414(q) of the Code) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

         (b) The annual payments under the Plan with respect to a participant shall not exceed the annual payments that would be made with respect to the participant under a straight life annuity that is the actuarial equivalent of his Accrued Benefit. The preceding sentence shall not apply to a participant for a calendar year if: (i) the participant is not among the 25 highly compensated employees and highly compensated former employees (both as defined in section 414(q) of the Code) of the Affiliates with the greatest compensation in that calendar year or any prior calendar year; (ii) after satisfying all benefits payable to the participant under the Plan, the value of Plan assets does not fall below 110 percent of the Plan's current liabilities (as defined in section 412(1)(7) of the Code); (iii) the value of the benefits payable with respect to the participant under the Plan is less than 1 percent of the value of the Plan's current liabilities (as defined in section 412(1)(7) of the Code and determined before distribution to the participant); or (iv) the value of the benefits payable with respect to the participant under the Plan does not exceed the amount described in section 411(a)(11)(A) of the Code. If the Plan is terminated while the restrictions pursuant to this subsection (b) are in effect, amounts in excess of those restrictions shall first be applied in a nondiscriminatory manner to the satisfaction of any Plan liabilities to participants who are not subject to the restrictions, and any balance remaining shall then be applied in a nondiscriminatory manner to any Plan liabilities that may be outstanding with respect to participants who are subject to the restrictions.

         (c) This Section 12.8 is intended to satisfy the requirements of Treas. Reg. Section 1.401(a)(4)-5(b). This Section 12.8 shall not be construed in a manner that would impose limitations that are more stringent than those required by section 1.401(a)(4)-5(b) of the Treasury Regulations. If Congress should provide by statute, or the United States Treasury Department or the Internal Revenue Service should provide by regulation, ruling, or other guidance of general applicability, that the foregoing restrictions are no longer necessary for the Plan to meet the requirements of section 401(a) of the Code or any other applicable provision of the Internal Revenue Code then in effect, such restrictions shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

                                  ARTICLE XIII

                       INTERCHANGE OF BENEFIT OBLIGATIONS

13.1 Interchange Agreement. Permitted Agreements may be made by the Company with Affiliates other than the Company for an interchange of the obligations to which they may be subject under similar pension plans. These agreements shall provide that:

         (a) pension plans shall be maintained on a consistent and substantially uniform basis by all of the companies participating in such interchange agreements;

         (b) advance provision for the payment of pensions shall be made by each company in such amounts as may be necessary to provide for and fulfill all requirements of its plan as in effect from time to time;

         (c) the vesting service and accredited service of the participants under the pension plans sponsored by the companies that are parties to such agreements shall include service with all such companies.

         (d) the transfer of the accrued benefit of any participant to this Plan under any such agreement shall not result in a reduction of such accrued benefit or the elimination of an optional form of benefit with respect to such accrued benefit which is prohibited by Section 411(d)(6) of the Code and the Treasury regulations thereunder.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

14.1 No Employment Rights Conferred. Neither the action of the Company establishing this Plan nor any action taken by the Company under the Plan shall be construed as giving to any Employee a right to be retained in the service of the Company.

14.2 Integration Clause. No Employee, Retired Employee, former Employee, Beneficiary, or any other person shall be entitled to or have any vested right in or claim to a Pension under the Plan, except as expressly provided herein.

14.3 Incapacity of Recipient. Pension payments to a Retired Employee or a Beneficiary unable to execute a proper receipt therefor may be made to a relative or other person, selected by the Committee, for the benefit of the Retired Employee or the Beneficiary, and the receipt executed by such person shall discharge the obligations of the Plan and the Committee to such Retired Employee or Beneficiary and anyone claiming through either of them.

14.4 ERISA Fiduciary Duties. Nothing in the Plan shall relieve or be deemed to relieve any Plan fiduciary from any responsibility, obligation, or duty imposed by or under ERISA.

14.5 Compliance with State and Local Law. The provisions of this Plan relating to an Employee's age of Retirement shall not be applied in circumstances that would cause such provisions to be in violation of applicable state or local law. In such circumstances, the Employee Benefits Committee as Plan administrator shall modify the application of such provisions to the extent necessary to comply with applicable state or local law, but only to the extent such laws are not preempted by federal law.

14.6 Usage. Words in the masculine gender shall include the feminine gender and the plural shall include the singular unless the context indicates otherwise.

14.7 Titles and Headings. The titles to Articles and the headings of Sections, subsections, paragraphs, and subparagraphs in this Plan are placed herein for convenience of reference only and, as such, shall be of no force or effect in the interpretation of the Plan.

14.8 Severability Clause. In the event any provision of the Plan is held to be in conflict with or in violation of any state or federal statute, rule, or decision, all other provisions of this Plan shall continue in full force and effect.

14.9 USERRA. Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

                                   ARTICLE XV

                             TOP-HEAVY REQUIREMENTS

15.1 In General. This Article XV shall apply only if the Plan is Top-Heavy, as defined below. If, as of any Determination Date, as defined below, the Plan is Top-Heavy, the provisions of Section 15.4, shall take effect as of the first day of the Plan Year next following the Determination Date and shall continue to be In effect until the first day of any subsequent Plan Year following a Determination Date as of which it is determined that the Plan is no longer Top-Heavy.

15.2 Definitions. For purposes of this Article XV, the following definitions shall apply, and shall be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder:

         (a) "Aggregation Group" means a group of Valor Telecommunications Enterprises, LLC Plans consisting of each Valor Telecommunications Enterprises, LLC Plan in the Required Aggregation Group and each other Valor Telecommunications Enterprises, LLC Plan selected by the Committee for inclusion in the Aggregation Group that would not, by its inclusion, prevent the group of Valor Telecommunications Enterprises, LLC Plans included in the Aggregation Group from continuing to meet the requirements of sections 401(a)(4) and 410 of the Code.

         (b) "Average Compensation" means the participant's average Compensation, as defined in Section 15.2(c), below, for the period of consecutive years (not exceeding 5) during which the participant had the greatest aggregate Compensation from the Company, excluding years commencing after the last Top-Heavy Year, and adjusted, in accordance with section 416(c)(1)(D)(ii) of the Code, for years not included in a year of Vesting Service.

         (c) "Compensation" means compensation for a calendar year within the meaning of section 415 of the Code and the regulations thereunder, but shall not exceed the annual compensation limit in affect for the calendar year under section 401(a)(17) of the Code.

         (d) "Determination Date" means the December 31 immediately preceding the Plan Year for which the determination is made.

         (e) "Valor Telecommunications Enterprises, LLC Plan" means any stock bonus, pension, or profit-sharing plan of the Company and the Affiliates intended to qualify under section 401(a) of the Code.

         (f) "Key Employee" means any employee of the Company and the Affiliates who satisfies the criteria set forth in section 416(i)(1) of the Code. For purposes of determining who is a Key Employee, compensation shall mean compensation as defined in section 415 of the Code and the regulations thereunder.

         (g) Required Aggregation Group means one or more Valor Telecommunications Enterprises, LLC Plans comprising each Valor Telecommunications Enterprises, LLC

         Plan in which a Key Employee is a participant and each Valor Telecommunications Enterprises, LLC Plan that enables any Valor Telecommunications Enterprises, LLC Plan in which a Key Employee is a participant to meet the requirements of section 401(a)(4) or 410 of the Code.

         (h) "Top-Heavy" means that the Plan is included in an Aggregation Group under which, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of all accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds 60 percent of the analogous sum determined for all employees. The determination of whether the Plan is Top-Heavy shall be made in accordance with section 416(g)(2)(B) of the Code and the regulations thereunder.

         (i) "Top-Heavy Ratio" means the percentage calculated in accordance with Section 15.2(h) hereof and section 416(g)(2) of the Code and the regulations thereunder.

         (j) "Top-Heavy Year' means a Plan Year for which the Plan is Top-Heavy.

         Unless otherwise specified herein, other terms in this Article XV have the respective meanings ascribed thereto by the other provisions of the Plan,

15.3 Determination of Top-Heavy Ratio. In determining the Top-Heavy Ratio with respect to any Plan Year, the following rules shall apply:

         (a) The accrued benefit of any current participant shall be calculated, as of the most recent valuation date that is within a 12-month period ending on the Determination Date, as if the participant had voluntarily terminated employment as of such valuation date. Such valuation date shall be the same valuation date used for computing plan costs for purposes of the minimum funding provisions of section 412 of the Code. Unless, as of the valuation date, the Plan provides for a nonproportional subsidy, the present value of the accrued benefit shall reflect a Pension commencing at age 65 (or attained age, if later). If, as of the valuation date, the Plan provides for a nonproportional subsidy, the Pension shall be assumed to commence at the age at which the Pension is most valuable.

         (b) The present value of such accrued benefit shall be calculated by multiplying the accrued benefit by the appropriate factor in the following table based on the participant's age as of the Determination
         Date:

                 DEFERRED ANNUITY                 DEFERRED ANNUITY
AGE              FACTOR TO AGE 65      AGE        FACTOR TO AGE 65
 19                  0.36752            45             2.18380
 20                  0.39337            46             2.34220
 21                  0.42104            47             2.51265
 22                  0.45067            48             2.69619
 23                  0.48240            49             2.89392
 24                  0.51637            50             3.10709
 25                  0.55274            51             3.33707
 26                  0.59169            52             3.58536

                 DEFERRED ANNUITY                 DEFERRED ANNUITY
AGE              FACTOR TO AGE 65      AGE        FACTOR TO AGE 65
 27                  0.63340            53             3.85366
 28                  0.67806            54             4.14383
 29                  0.72589            55             4.45797
 30                  0.77713            56             4.79844
 31                  0.83202            57             5.16786
 32                  0.89084            58             5.56923
 33                  0.95388            59             6.00589
 34                  1.02145            60             6.48169
 35                  1.09389            61             7.00098
 36                  1.17156            62             7.56874
 37                  1.25486            63             8.19069
 38                  1.34422            64             6.87343
 39                  1.44010            65             9.62458
 40                  1.54301            66             9.41000
 41                  1.65348            67             9.19088
 42                  1.77212            68             8.96748
 43                  1.89957            69             8.73999
 44                  2.03654            70             8.50892

         (c) The Plan shall be aggregated with all Valor Telecommunications Enterprises, LLC Plans included in the Aggregation Group.

15.4     Top-Heavy Minimum Benefits.

         (a) In any top-Heavy Year, each participant shall be entitled to the greater of:

                  (i) the Pension he otherwise is entitled to under the Plan, or

                  (ii) an annual benefit that, when expressed as a Service Pension commencing at his Normal Retirement Date (with no ancillary benefits), is equal to 2 percent of the participant's Average Compensation for each of the participant's first 10 years of Accredited Service during which the Plan is Top-Heavy.

                  The annual benefit described in paragraph (ii), above, shall not be adjusted to take into account the availability of preretirement death benefits under the Plan, but shall be reduced in accordance with Section 6.4(d), if applicable.

         (b) A participant who has completed at least 3 years of Vesting Service and who is credited with an Hour of Service in a Top-Heavy Year shall have a nonforfeitable right to his Accrued Benefit.

         (c) For each Top-Heavy Year, the Annual Compensation of each participant taken into account under the Plan for all Plan Years (including Plan Years before the first Top-Heavy Year) shall not exceed his Compensation (as defined in Section 15.2(c)); provided that any benefits accrued before a Top-Heavy Year (determined without regard to any Plan amendments adopted after the end of the Plan Year next preceding the Top-Heavy Year) shall not be reduced as a result of the application of this subsection (c).

         (d)      For purposes of applying Section 6.7, the provisions of
         section 415(e)(2)(B) and (e)(3)(B) of the Code shall be applied by substituting "1.0" for "1.25" therein; provided that, if the application of the provisions of this subsection (d) would cause any participant to exceed the limitation imposed by Section 6.7, then

                  (i)      the application of the provisions of this subsection
                  (d) shall be suspended with respect to such participant until he no longer exceeds such limitation as modified by the application of the provisions of this subsection (d); provided that, during the period of such suspension, there shall be, in accordance with section 416(h)(3) of the Code and the regulations thereunder, no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such participant's accounts under any defined contribution plan of the Affiliates and no accruals for such participant under the Plan or any other defined benefit plan of the Affiliates; and

                  (ii) during the period of such suspension, for purposes of applying Section 6.7 to the participant. section 415(e)(6)(B)(i) of the Code shall be applied as modified by section 416(h)(4) of the Code.

         (e) The benefit required by Section 15.4(a) and vested pursuant to the provisions of Section 15.4(b) shall not be forfeitable under provisions that otherwise would be permitted by section 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions) of the Code.

         (f) The Plan shall meet the requirements of this Section 15.4 without taking into account, in accordance with section 416(e) of the Code, contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

         (g) The requirements of this Section 15.4 shall not apply with respect to any employee included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more Affiliates if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Affiliate.

15.5 Termination of Top-Heavy Status. If, for any Plan Year after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of
         Section 15.4, above, shall not apply with respect to such Plan Year; provided that

         (a) the Accrued Benefit of any participant shall not be reduced on account of the operation of this Section 15.5;

         (b) each participant shall remain fully vested in any portion of the participant's Accrued Benefit that was fully vested before the Plan ceased to be Top-Heavy; and

         (c) any participant who was a participant in a Top-Heavy Year and who has completed at least 5 years of Vesting Service as of the first day of the Plan Year in which the Plan is no longer Top-Heavy may elect to remain subject to the provisions of Section 15.4(b).

15.6 Interpretation. This Article XV is intended to satisfy the requirements imposed by section 416 of the Code and shall be construed in a manner that will effectuate this intent. This Article XV shall not be construed in a manner that would impose requirements that are more stringent than those imposed by section 416 of the Code.

                           [Intentionally Left Blank]

                                   ARTICLE XVI

           SPECIAL PROVISIONS RELATING TO CERTAIN FORMER GTE EMPLOYEES
                                       WHO
                   BECAME PARTICIPANTS IN THE PLAN DURING 2000

16.1 In General. This Article XVI applies to any Employee who transfers employment from GTE Service Corporation (or an affiliate thereof) to the Company between July 1, 2000 and December 31, 2000 and who is, as of the date employment is transferred to the Company, a participant in the GTE Southwest Incorporated Plan for Hourly Paid Employees' Pensions or the GTE Service Corporation Plan for Employees' Pensions.

16.2 Schedule Applicability and Incorporation. Notwithstanding anything in the Plan to the contrary, with respect to any individual described in
         16.1 above who is subject to and covered by a schedule listed in (a) or
         (b) hereunder, the terms and conditions of such schedules, as in effect on July 1, 2000, shall be incorporated into and made a part of this Plan and shall continue to apply to the respective individuals covered under the provisions of such schedules.

         (a)      GTE Southwest Incorporated Plan for Hourly-Paid Employees'
                  Pensions

                  (i) Schedule I - Special Provisions Relating to Transfers Between the Company and US Sprint.

                  (ii)     Schedule II - Provisions for Contel Employees.

                  (iii) Schedule III - Special Provisions Relating to Transfers Between the Company and Siemens.

                  (iv) Schedule IV - Special Provisions Relating to Transfers Between the Company and Fujitsu.

                  (v) Schedule V - Special Provisions Relating to Transfers Between the Company and Osram Sylvania.

                  (vi) Schedule VI - Special Provisions Relating to Certain Former Employees of BBN Corporation and Genuity, Inc.

         (b)      GTE Service Corporation Plan for Employees' Pensions

                  (i) Schedule I - Special Provisions Relating to Certain Employees Formerly Employed by GTE Sylvania Incorporated or Other Employer Participating in the GTE Sylvania Pension Plan for Salary Employees.

                  (ii) Schedule II - Special Provisions Relating to Hourly Paid Employees of Cosponsors of This Plan.

                  (iii) Schedule III - Special Provisions Relating to Certain Employees of GTE Sprint Communications Corporation Who Were Formerly Participants in the Southern Pacific Retirement Plan.

                  (iv) Schedule IV - Special Provisions Relating to Certain Employees of GTE Spacenet Corporation Who Were Formerly Participants in the Southern Pacific Retirement Plan.

                  (v)      Schedule V - Provisions for Special Vesting.

                  (vi) Schedule VI - Special Provisions Relating to Employees of GTE Service Corporation Who Were Participants in the Sylvania Pension Plan on September 1, 1961, Who Did Not Participate in the Sylvania Savings & Retirement Plan as a Result of that Plan's Being Amended to the Sylvania Pension Plan on September 1, 1961.

                  (vii) Schedule VII - Special Provisions Relating to Transfers Between the Company and US Sprint.

                  (viii) Schedule VIII - Special Provisions Relating to Certain Employees of GTE Airfone Incorporated.

                  (ix) Schedule IX - Special Provisions Relating to Certain Employees of GTE Cellular Communications Corporation.

                  (x) Schedule X - Special Provisions Relating to Certain Employees of GTE Market Resources and Subsidiaries of GTE Directories Corporation.

                  (xi) Schedule Xl - Special Provisions Relating to Certain Contel Employees Who Became Participants in the Plan on January 1, 1992.

                  (xii) Schedule XII - Special Provisions Relating to Certain Contel Employees Who Became Participants in the Plan on February 1, 1993.

                  (xiii) Schedule XIII - Special Provisions Relating to Transfers Between the Company and Siemens.

                  (xiv) Schedule XIV - Special Provisions Relating to Transfers Between the Company and Fujitsu.

                  (xv) Schedule XV - Special Provisions Relating to Transfers Between the Company and Osram Sylvania.

                  (xvi) Schedule XVI - Special Provisions Relating to Certain Employees of GTE Health Systems Incorporated Who Were Formerly Participants in the IHC Retirement Plan

                  (xvii) Schedule XVII - Special Provisions Relating to Certain Employees of GTE Mobilnet Service Corporation Who Were Formerly Employed by US West, Inc. and US West Newvector Group, Inc.

                  (xviii) Schedule XVIII - Special Provisions Relating to the Merger Into the Plan of Certain Other Benefiting Employees of Affiliates.

                  (xix) Schedule XIX - Special Provisions Relating to Certain Employees Who Transfer Employment from Chevron.

                  (xx) Schedule XX - Special Provisions Relating to Certain Employees Who Transfer Employment from Wellpoint Health Networks.

                  (xxi) Schedule XXI - Special Provisions Relating to Certain Employees at the GTE Service Corporation Benefit Resources Services Facility, Danvers, Massachusetts.

                  (xxii) Schedule XXII - Special Provisions Relating to Certain Former Employees of BBN Corporation and Genuity, Inc.

                  (xxiii) Schedule XXIII - Special Provisions Relating to Certain Former Employees of the Boeing Company.

                  (xxiv) Schedule XXIV - Special Provisions Relating to the Acquisition of Ameritech Mobile Communications, Inc. and Cybertel Financial Corporation.

                  (xxv) Schedule XXV - Special Vesting Provisions Relating to Certain Employees Who Terminate Employment in Connection With the Divestiture of GTE Main Street Incorporated.

                  (xxvi) Schedule XXVI - Special Vesting Provisions Relating to Certain Employees Who Terminate Employment In Connection With the Divestiture of GTE Airfone Incorporated.

IN WITNESS WHEREOF, and as evidence of the adoption of the Plan by the Company, It has caused the same to be signed by its officer duly authorized, and its corporate seal to be affixed this 16th day of December 2000.

                                 Valor Telecommunications Enterprises, LLC

Attest:  Shirley D. Hall         /s/ John Butler
         ---------------         ----------------------------------------
         Notary Public           John A. Butler
         State of Texas          Executive Vice President & Chief Financial
         Comm. Exp. 08-27-2002   Officer

                             FIRST AMENDMENT TO THE
                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
                                  PENSION PLAN

         The Valor Telecommunications Enterprises, LLC Pension Plan is hereby amended effective July 1, 2000 by making the following changes:

                  1. The last sentence of Section 7.3(b) is replaced with the following: If a Retired Employee subject to subsection
                       (a)(1) or (2) above, becomes entitled to have his Pension resume, the amount and form of the Pension shall be governed by the generally applicable provisions of the Plan, as If he were then first Retiring.

                  2.   Section 15.5(c) is replaced with the following:
                       (c) any participant who was a participant in a Top-Heavy Year and who has completed at least 3 years of Vesting Service as of the first day of the Plan Year in which the Plan is no longer Top-Heavy may elect to remain subject to the provisions of Section 15.4(b).

                                          VALOR TELECOMMUNICATIONS
                                          ENTERPRISES, LLC

Date 9/20/02                              By: /s/ William M. Ojile, Jr., Esq.
                                              -------------------------------

         By their respective signatures hereto, each of the following entities agrees to become a participating Employer in the Plan as of July 1, 2000, or the date the entity became a member of the controlled group of entities which includes the Plan sponsor, whichever is later, and agrees to be bound by the terms of the Plan as amended. Furthermore, each entity delegates to Valor Telecommunication Enterprises, LLC authority to make all future amendments to the Pension Plan.

                                   VALOR. TELECOMMUNICATIONS
                                   SERVICES, LP

Date 9/20/02                       By: /s/ William M. Ojile, Jr., Esq.
                                       -------------------------------

                                   VALOR TELECOMMUNICATIONS CORPORATE GROUP, LP

Date 9/20/02                       By: /s/ William M. Ojile, Jr., Esq.
                                       -------------------------------

                                   VALOR TELECOMMUNICATIONS OF TEXAS, LP

Date 9/20/02                       By: /s/ William M. Ojile, Jr., Esq.
                                       -------------------------------

                                   VALOR TELECOMMUNICATIONS OF OKLAHOMA, LLC

Date 9/20/02                       By: /s/ William M. Ojile, Jr., Esq.
                                       -------------------------------

                                   VALOR TELECOMMUNICATIONS OF NEW MEXICO, LLC

Date 9/20/02                       By: /s/ William M. Ojile, Jr., Esq.
                                       -------------------------------

                             SECOND AMENDMENT TO THE
                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
                                  PENSION PLAN

         The Valor Telecommunications Enterprises, LLC Pension Plan is hereby amended for EGTRRA by the adoption of the following provisions, effective as stated herein:

         PREAMBLE

         1. Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

         2. Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                       SECTION I. LIMITATIONS ON BENEFITS

         1. Effective date. This section shall be effective for Limitation Years ending after December 31, 2001.

         2. Effect on Participants. Benefit increases resulting from the increase in the limitations of Code Section 415(b) will be provided to all employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2001.

         3.       Definitions.

                  3.1 Defined benefit dollar limitation. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.

                  3.2 Maximum permissible benefit The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required as provided in (a) and, if applicable, in (b) or (c) below).

                           (a)      If the Participant has fewer than 10 years
of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is
10. In the case of a Participant who has fewer than 10 Years of Service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of Years (or part thereof) of Service with the Employer and (ii) the denominator of which is 10.

                           (b)      If the benefit of a Participant begins prior
to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 1.3 of the Plan as amended by Section V. of this amendment and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table as defined in Section 1.3 of the Plan as amended by Section V. of this amendment. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

                           (c)      If the benefit of a Participant begins after
the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 1.3 of the Plan as amended by Section V. of this amendment and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate assumption and the applicable mortality table as defined in Section 1.3 of the Plan as amended by Section V. of this amendment. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

                   SECTION II. MODIFICATION OF TOP-HEAVY RULES

         1. Effective date. This section shall apply for purposes of determining whether the Plan is top-heavy under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This section amends Article XV of the Plan

         2.       Determination of top-heavy status.

                  2.1 Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of mom than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                  2.2      Determination of present values and amounts. This
Section 2.2 shall apply for purposes of determining the present values of Accrued Benefits and the amounts of account balances of employees as of the determination date.

                           2.2.1    Distributions during year ending on the
determination date. The present values of Accrued Benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, bad it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                           2.2.2    Employees not performing services during
year ending on the determination date. The Accrued Benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

         3. Minimum benefits. For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no key employee or former key employee.

               SECTION III. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

         I. Effective date. This section shall apply to distributions made after December 31, 2001.

         2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 6.8 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code
Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code
Section 414(p).

                       SECTION IV. REVISED MORTALITY TABLE

         1. Effective date. This section shall apply to distributions with annuity starting dates on or after December 31, 2002.

         2. Notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D) as set fort in Section
1.3 of the Plan and the applicable mortality table used for purposes of satisfying the requirements of Code Section 417(e) is the table prescribed in Rev. Rul. 2001-62.

         3. For any distribution with an annuity starting date on or after the effective date of this section and before the adoption date of this section, if application of the amendment as of the annuity starting date would have caused a reduction in the amount of any distribution, such reduction is not reflected in any payment made before the adoption date of this section. However, the amount of any such reduction that is required under Code Section 4 15(b)(2)(B) must be reflected actuarially over any remaining payments to the Participant.

                                   SECTION V.

         1. Effective Date: This section shall be effective for disability claims filed alter December 31, 2001.

         2.       Plan Section 2.19 is hereby replaced with the following:

                  Disabled or Disability means the total disability of the Employee as determined in accordance with the federal Social Security Act.

                             VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

Date: 9/20/02                 By   /s/ William M. Ojile, Jr., Esq.
                                   ---------------------------------------------
                                   Senior Vice President of Regulatory General
                                   Counsel and Secretary

                             THIRD AMENDMENT TO THE
                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
                                  PENSION PLAN

         The Valor Telecommunications Enterprises, LLC Pension Plan is hereby amended effective March 1, 2002 subject to approval of the Internal Revenue Service by making the following changes:

         1.       The following sentence is added to the end of Section 6.1(c):

                           Notwithstanding the language in paragraphs (1) and
                  (3) above, effective March 1, 2002, in the case of an Employee who is subject to the collective bargaining agreements between the Company and CWA Local 7019 and CWA Local 6171, his applicable amount shall be determined in accordance with the following table:

Years of Accredited Service                            Annual Minimum Pension
----------------------------                           ----------------------
40 or more years                                               $l2,870
35 but less than 40 years                                      $11,330
30 but less than 35 years                                      $ 9,790
25 but less than 30 years                                      $ 8,250
20 but less than 25 years                                      $ 6,710
15 but less than 20 years                                      $ 5,170

                                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

Dated: 10/24/02                     By:    /s/ Ben Muro
                                           -------------------------------------

                          MINUTES OF A SPECIAL MEETING
                                OF THE MEMBERS OF
                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

         A special meeting of the Members of Valor Telecommunications Southwest LLC Pension Committee was held on the 14 day of November, 2002 at the Company's offices in Irving, TX. All of the Members, by their presence at the meeting, did waive notice of the time, place and purpose of the meeting. The purpose of the special meeting was to consider adoption of the Third Amendment to the Valor Telecommunications Enterprises, LLC Pension Plan. Copies of the Amendment were circulated among the Members. After discussion, the following resolutions were unanimously adopted:

                  RESOLVED: That the Third Amendment to the Valor
                  Telecommunications Enterprises, LLC Pension Plan is hereby adopted effective as set forth therein; and

                  FURTHER RESOLVED: That the Senior Vice President of Regulatory, General Counsel and Secretary of the Company's hereby authorized to execute the Third Amendments to the Pension Plan and any related documents on behalf of the Company.

                  There being no further business to come before the meeting, it was duly adjourned.

                                                 /s/ William M. Ojile, Jr., Esq.
                                                 -------------------------------
                                                                     , Secretary

                             THIRD AMENDMENT TO THE
                          VALOR TELECOMMUNICATIONS, LLC
                                  PENSION PLAN

                  The Valor Telecommunication Enterprises, LLC Pension Plan is hereby amended effective March 1, 2002 subject to approval of the Internal Revenue Service by making the following changes:

         1.       The following sentence is added to the end of Section 6.1(c):

                           Notwithstanding the language in paragraphs (1) and
                  (3) above, effective March 1, 2002, in the case of an Employee who is subject to the collective bargaining agreements between the Company and CWA Local 7019 and CWA Local 6171, his applicable amount shall be determined in accordance with the following table:

Years of Accredited Service               Annual Minimum Pension
---------------------------               ----------------------
40 or more years                                  $12,870
35 but less than 40 years                         $11,330
30 but less than 35 years                         $ 9,790
25 but less than 30 years                         $ 8,250
20 but less than 25 years                         $ 6,710
15 but less than 20 years                         $ 5,170

                                VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

Dated: 11/14/02                 By:   /s/ William M. Ojile, Jr., Esq.
                                      -------------------------------

                             FOURTH AMENDMENT TO THE
                    VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
                                  PENSION PLAN

         WHEREAS, VALOR Telecommunications Enterprises, LLC ("VALOR") established and adopted the VALOR Telecommunications Enterprises, LLC Pension Plan ("Plan") effective as of July 1, 2000; and

         WHEREAS, Section 11.2 of the Plan permits the Board of Directors of VALOR ("Board") to amend the Plan, in whole or in part, by an instrument in writing executed by the Board; and

         WHEREAS, the Kerrville Telephone Company ("KTC") is an Affiliate of the Company that co-sponsors the Plan effective January 1, 2003; and

         WHEREAS, as a result of KTC's co-sponsorship of the Plan, the Board has, by signed Resolution, authorized and directed the amendment of the Plan to provide benefits for the employees of KTC;

         NOW, THEREFORE, the Plan is hereby amended effective January 1, 2003, to include a new Article XVII, as follows:

         Article XVII -- Special Provisions Relating to Employees of the Kerrville Telephone Company

         17.1 This Article applies to any individual who is an Employee of the Kerrville Telephone Company.

         17.2 Effective January 1, 2003, the Kerrville Telephone Company shall be an Affiliate of the Company that co-sponsors the Plan.

         17.3 Notwithstanding any other provision of this Plan to the contrary, with respect to any KTC Employee who was a participant in the Kerrville Telephone Company Employees' Retirement Plan ("Kerrville Plan") on December 31, 2002, the following shall apply with respect to that individual's Participation in this Plan:

                           a. For purposes of calculating the Employee's Accrued Benefit, Accredited Service shall begin to accrue as of January 1, 2003; for all other purposes under the Plan, Accredited Service shall equal the sum of the Employee's Years of Credited Service under the Kerrville Plan as of December, 2002, plus any Accredited Service earned under the terms of this Plan on and after January 1, 2003, without duplication.

                           b. Vesting Service shall consist of all Years of Service under the Kerrville Plan through December, 2002, plus any Vesting Service earned under this Plan on and after January 1, 2003.


         17.4 For purposes of the Plan, all KTC Employees shall be considered Salaried Employees within the meaning of Section 2.50.

         IN WITNESS WHEREOF, this instrument has been executed by the Company, this 18th day of December, 2002.

                                  VALOR Telecommunications Enterprises, Inc.

                                  By:  /s/ William M. Ojile, Jr., Esq.
                                       --------------------------------------
                                  Title: Secretary